UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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InfuSystem Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2021

Dear Shareholder:

The year 2020 was an unprecedented time for all of us, across every aspect of our lives. At InfuSystem, we have spent the last year laser focused on what’s most important to us, the well-being and safety of our patients and our team. We adapted in countless ways to make sure our team was as safe as possible, while maintaining the highest levels of service to ensure our devices were available to our patients for uninterrupted medical treatment. The COVID-19 pandemic has put a spotlight on the need to move patients out of the hospital environment and into their home to continue their treatment and recovery.

InfuSystem is perfectly positioned as the “last mile” provider to bridge that gap and enable the continuity of care for patients between the hospital and their home.

Our Integrated Therapy Services (ITS) platform features a unique and scalable, high-margin, high-service turnkey model that is currently comprised of three therapies: Oncology, which is the backbone of the platform; Pain Management; and Negative Pressure Wound Therapy. The ITS platform posted a record year in 2020 delivering growth of 18% in net revenue over the prior year with a strong gross margin of 65.1%; driven primarily by increased Oncology therapy as we treated a record number of patients in 2020.

Our Durable Medical Equipment Services (DME) platform is comprised of direct pump rentals, pump and consumable sales and biomedical services. The DME platform is a high-turn model with lower margin business where we leverage our strong service orientation. The DME platform delivered record results in 2020 with growth of 23% in net revenue over the prior year with a solid gross margin of 52.3%. Growth and margins were driven by strong market demand for infusion pumps resulting in significant pump sales and pump rentals due to the COVID-19 pandemic. Although the high levels of pumps sales in 2020 are not likely to repeat at the same levels in 2021, we expect to see continued strong demand for pump rentals in 2021.

Full year 2020 presented InfuSystem with major challenges and the team was able to adapt and overcome these difficult market conditions and deliver record results. This is a testament of our team’s commitment and dedication to successfully execute our growth strategy, which we believe will continue to result in long-term value creation for our shareholders. The result of their outstanding efforts is characterized by our 2020 accomplishments that include:

‐	Record Net Revenue of $97.4 million, an increase of 20% over 2019;
‐	Net income of $17.3 million, an increase of $16.0 million over 2019; [1]
‐	Adjusted EBITDA of $26.2 million, an increase of 44% over 2019, with this translating into Adjusted EBITDA margin for the year of 26.9%;[2]
‐	Operating income of $8.8 million, an increase of 150% over 2019;
‐	Operating Cash Flow continued to grow, reaching $20.3 million, an increase of 46% over 2019;
‐

In the face of COVID-19, we grew our pain management therapy business and treated a record number of patients despite limited access to medical facilities and the broad postponement of elective surgeries during the year; and

‐	We were able to launch our partnership with Cardinal Health as we entered the $600 million home wound-care market with our Negative Pressure Wound Therapy (NPWT) service.

Looking ahead, we expect that 2021 will be another record year for InfuSystem with solid double-digit growth in net revenue and adjusted EBITDA, driven by strong growth in our ITS segment led by Pain Management and Negative Pressure Wound Therapy. In 2021, our focus will be on (i) growing the three therapies currently on our ITS platform: Oncology, Pain Management, and NPWT, (ii) launching a new fourth therapy on our ITS platform, (iii) developing new strategic partnerships, (iv) adding new products and services to both platforms, and (v) identifying small tuck-in acquisitions, that will enhance and expand our current capabilities and offerings.

1 During 2020, InfuSystem recorded a one-time tax benefit of $11.2 million with this effecting our reporting of net income for the year.

2 Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Definitions of, and further details regarding these non-GAAP financial measures, including reconciliations to their most directly comparable financial measures prepared in accordance with GAAP, can be found in Appendix A to the enclosed proxy statement.

3851 West Hamlin Road, Rochester Hills, MI 48309

TOLL FREE 800.962‐9656 FAX 913.455.4338 www.infusystem.com

InfuSystem is now positioned and operated as a growth company, and we believe that with Pain Management and Negative Pressure gaining traction, those two therapies alone should allow the company to deliver 15% topline growth with solid gross margins for the next several years. We expect combined net revenues of these two therapies to be in the range of $8 million to $10 million in fiscal year 2021, with a projected annualized run rate of $12 million as we finish the year.

We anticipate launching one new major therapy in ITS by mid-year 2021 and adding new products and services to both platforms throughout the year. Additionally, we have made a synergistic acquisition of FilAMed in February 2021 to enhance and expand our DME service capabilities into the acute care market, and expect similar transactions in our future, that will add revenue and expand our business reach.

The strength of our core business and the team’s ability to execute allowed us to successfully navigate the Company through these unprecedented times. The growing importance of home health care was clearly demonstrated in 2020 as our services allow patients to leave the hospital and other medical facilities to continue their medical treatment at home in a safe environment. We have a very strong and experienced team in place, and we believe that InfuSystem is well-positioned to meet the rising demand for in-home health care services as we focus on the successful execution of our growth strategy to expand our two operating platforms with new therapies and products. Our dedicated and talented team members will ensure InfuSystem remains a leading health care service provider in delivering in-home patient wellness. I am extremely proud to be part of this team as we look forward to building on our momentum and developing new opportunities that make a difference in people’s lives for years to come.

On Behalf of the Board of Directors and Management,

Richard A. DiIorio
CEO

3851 West Hamlin Road, Rochester Hills, MI 48309

TOLL FREE 800.962‐9656 FAX 913.455.4338 www.infusystem.com

InfuSystem Holdings, Inc.

3851 W. Hamlin Road

Rochester Hills, MI 48309

Notice of Annual Meeting of

Stockholders To Be Held on May 18,

2021

Virtual Annual Meeting of Stockholders - Online Meeting Only - No Physical Meeting Location

April 5, 2021

To the Stockholders of InfuSystem Holdings, Inc.:

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”), will be held virtually on Tuesday, May 18, 2021, commencing at 9:00 a.m. Eastern Time. You can attend the Annual Meeting online, vote your shares, and submit questions during the meeting by visiting www.meetingcenter.io/272940211.

At the Annual Meeting, stockholders will be asked to vote on the following:

1)    to elect seven individuals to the Company’s Board of Directors to serve until the Company’s 2022 Annual Meeting (and until their successors are duly elected and qualified);

2)    to approve, by advisory vote, the compensation of our named executive officers;

3)    to approve the 2021 Equity Incentive Plan (the "2021 Equity Plan");

4)    to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

5)    to consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

This Notice of Annual Meeting, the proxy statement for the Annual Meeting and our 2020 Annual Report are first being mailed to our stockholders on or about April 5, 2021.

Your vote is extremely important. Even if you plan to attend the Annual Meeting online, we request that you vote your shares by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope or by voting via the Internet or by telephone following the instructions provided on the enclosed proxy card. Only the latest validly executed proxy that you submit will be counted and any proxy may be revoked at any time prior to the applicable deadline as described in the accompanying proxy statement.

Only stockholders of record at the close of business on March 22, 2021 will be entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. If you are the beneficial owner of shares of our common stock held in "street name," you will receive voting instructions from your broker, bank or other nominee (the stockholder of record), which will provide you with details as to how to vote those shares if you wish to do so. You must follow the instructions provided by your broker, bank or other nominee in order for your shares to be voted, and your broker is required to vote your shares in accordance with your instructions. A list of our stockholders of record will be made available electronically during the meeting at www.meetingcenter.io/272940211.

BY ORDER OF THE BOARD OF DIRECTORS:

Jeanie Latz
Corporate Secretary
InfuSystem Holdings, Inc.

You may vote your shares in advance via the Internet or by telephone or by completing, signing, dating and mailing your proxy card. The proxy may be revoked at any time before your shares are voted at the meeting by submitting written notice of revocation to the Secretary of the Company or by submitting another timely proxy before the applicable deadlines. If you attend the meeting online, you may choose to vote your shares at www.meetingcenter.io/272940211 and any previously submitted proxy will not be used. If you hold shares through a broker, bank or other nominee, please check the voting instructions used by that broker, bank or nominee.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2021: THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2020 ANNUAL REPORT ARE AVAILABLE AT

http://infusystem.com.

InfuSystem Holdings, Inc.

3851 W. Hamlin Road

Rochester Hills, MI 48309

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board” or “Board of Directors”) of InfuSystem Holdings, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Tuesday, May 18, 2021, commencing at 9:00 a.m. Eastern Time, and at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Meeting. We are holding our annual meeting solely by means of remote communication. You can attend the Annual Meeting online, vote your shares, and submit questions during the meeting by visiting www.meetingcenter.io/272940211. This proxy statement and the accompanying materials are being first sent or given to stockholders of the Company on or about April 5, 2021.

QUESTIONS AND ANSWERS ABOUT THE

ANNUAL MEETING AND VOTING PROCEDURES

Who Can Vote?

The close of business on March 22, 2021 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as of the Record Date are entitled to the notice and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On the Record Date, there were 20,357,850 shares of Common Stock outstanding and entitled to vote.

Shareholders at the close of business on the Record Date may examine a list of all shareholders as of the Record Date for any purpose germane to the Annual Meeting for 10 days preceding the meeting, at our offices at 3851 W. Hamlin Road, Rochester Hills, Michigan 48309 and electronically during the meeting at www.meetingcenter.io/272940211 when you enter the control number included on your proxy card or voting instruction form.

How Do I Vote My Shares Prior to the Meeting?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “stockholder of record” or “registered stockholder” of those shares and this proxy statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record, you can vote your shares in advance of the Annual Meeting by using the Internet at www.investorvote.com/INFU, or by telephone at +1 (800) 652-VOTE (8683) or by completing and returning the enclosed proxy card by mail.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

Even if you plan to attend the Annual Meeting online, we strongly urge you to vote in advance by proxy by completing, signing, dating and returning the enclosed proxy card in the postage paid self-addressed envelope or by voting via the Internet or by telephone following the instructions provided on the enclosed proxy card.

If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you should have received different voting instructions from your broker, bank or other nominee as to how to vote such shares if you wish to do so. These instructions should indicate if Internet or telephone voting is available and, if so, provide details regarding how to use those systems to vote your shares.

In order to vote, you will need the control number included on your proxy card or voting instruction form. Each shareholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. Depending on the number of accounts in which you hold Common Stock, you may receive and need to vote more than one control number. If you submit your proxy by Internet or telephone, you do not need to return a proxy card. You can vote by any of the methods above prior to the meeting and still attend the virtual Annual Meeting.

How Do I Vote During the Meeting?

You may also vote during the virtual Annual Meeting by visiting www.meetingcenter.io/272940211 and following the instructions. You will need the control number included on your proxy card or voting instruction form. In all cases, a vote at the Annual Meeting will revoke any prior votes.

What Is the Recommendation of the Board of Directors?

The Board of Directors recommends that you vote as follows: (i) "FOR" each of the seven director nominees of the Board of Directors; (ii) "FOR" the approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers as disclosed in these materials; (iii) "FOR" the approval of the 2021 Equity Plan; and (iv) "FOR" ratification of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.

How May I Change My Vote or Revoke My Proxy?

If you hold shares of the Company’s Common Stock in your name, you may revoke a properly executed or authorized proxy by: (i) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior Internet or telephonic vote (and prior to 11:59 p.m. Eastern Time on the day prior to the Annual Meeting); (ii) mailing a later-dated, properly executed and delivered proxy in accordance with the instructions thereon which is received prior to the applicable deadline; or (iii) delivering a written revocation to our Corporate Secretary no later than the day prior to the date of the Annual Meeting. Stockholders of record may also revoke their proxies by attending the virtual Annual Meeting and voting your shares by visiting www.meetingcenter.io/272940211 and following the instructions. If stockholders of record only attend the virtual Annual Meeting but do not vote, their proxies will not be revoked.

If you hold shares of the Company’s Common Stock in a stock brokerage account or by a broker, bank or other nominee, you must contact the broker, bank or other nominee and comply with the broker’s procedures if you want to revoke or change the instructions previously given.

How Do I Vote My Shares Held in Street Name?

If your shares are held in a stock brokerage account or by a broker, bank or other nominee (also called a “street name” holder), you are considered the “beneficial owner” of shares held in street name, and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account by returning the voting instruction form to your broker, bank, or other nominee or as otherwise provided on the voting instruction form.

If you do not provide instructions to the broker, that firm will generally only be able to vote your shares with respect to “routine” matters. Please note that pursuant to applicable broker voting regulations, the only routine matter for the Annual Meeting and the only matter for which brokers will have the discretion to vote, is Proposal 4 (Ratification of Independent Registered Public Accounting Firm). Your broker must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors); Proposal 2 (Advisory Vote on Executive Compensation); and Proposal 3 (Approval of 2021 Equity Plan).

What Constitutes a Quorum?

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Your shares will be counted towards the quorum if you vote by mail, by telephone, or through the Internet by the deadlines described above or vote at the virtual Annual Meeting, even if you wish to abstain from voting on some or all matters introduced at the meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

How Many Votes Must Each Proposal Receive to be Adopted?

The vote required, and the effect of abstentions and broker non-votes with respect to each proposal, is as follows:

Proposal 1

The Company’s Amended and Restated Bylaws provide for majority voting in uncontested director elections. In order to be elected in an uncontested election, each of the Company’s seven nominees for election to the Board of Directors (Proposal 1) must receive a majority of the votes cast for that director. You may vote in favor or withhold your vote with respect to each individual nominee. If an incumbent director is not elected in an uncontested election due to a failure to receive a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present, in person or by proxy, and entitled to vote and his or her successor is not otherwise elected and qualified, the director must promptly offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation. The Board of Directors will then either accept or reject such resignation. “Votes cast” for a director include votes “for” that director’s election and votes to withhold authority with respect to that director’s election and excludes abstentions and broker non-votes with respect to that director’s election. Abstentions, broker non-votes and failures to vote will have no effect on the outcome of the election of directors.

Proposal 2

The proposal to approve, by advisory vote, the compensation paid to our named executive officers (Proposal 2) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote thereon. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Proposal 3

The proposal to approve the 2021 Equity Plan (Proposal 3) will require the affirmative vote of a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting in person or by proxy and entitled to vote in accordance with applicable listing rules of the NYSE American LLC. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Proposal 4

The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 4) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote thereon. Abstentions will be treated as votes “against” the proposal. As discussed above, this proposal is a routine matter; therefore, broker non-votes are not expected to occur with respect to this proposal. Failures to vote will have no effect on the outcome of the vote.

How Will the Proxies Be Voted?

UNLESS OTHERWISE SPECIFIED, AS PERMITTED BY APPLICABLE LAW AND STOCK EXCHANGE RULES, THE PROXIES WILL BE VOTED AT THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF:

(I)

FOR THE ELECTION OF THE SEVEN INDIVIDUALS NAMED IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2022 ANNUAL MEETING OF STOCKHOLDERS (AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED);

(II)	FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS;

(III)	FOR THE APPROVAL OF THE 2021 EQUITY PLAN; AND

(IV)	FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

How May I Attend the Annual Meeting?

The Company will be hosting the Annual Meeting online. A summary of the information you need to attend online is provided below.

●

Any holder of record as of the close of business on the Record Date, may attend and vote at the Annual Meeting by visiting www.meetingcenter.io/272940211. If you want to vote during the Annual Meeting any shares you hold in street name, you must obtain instructions from your broker, bank or other nominee.

●	We encourage you to access the Annual Meeting online prior to its start time.

●	Shareholders may vote electronically and submit questions online while attending the Annual Meeting.

●	Please have the control number we have provided to you to join the Annual Meeting.

When Will the Voting Results Be Announced?

The preliminary voting results are expected to be announced at or shortly following the Annual Meeting. We will report the final voting results, or the preliminary voting results if the final voting results are unavailable, in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. You may obtain a copy of this Form 8-K by visiting the SEC's website at www.sec.gov or our website at www.infusystem.com under the section titled "Investor Relations” and subsection “SEC Filings."

Who Do I Contact if I Have any Questions or Require Assistance?

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

(Regular Mail)	(Overnight Mail):
Computershare Investor Services	Computershare Investor Services
P.O. BOX 505000	462 South 4th Street Suite 1600
Louisville, KY 40233-5000	Louisville, KY 40202
Call Toll-Free at: +1 (800) 522-6645

For stockholders holding shares through brokers, banks or other nominees, please contact your broker, bank or other nominee for assistance.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will consider and vote upon the election of seven directors. Our bylaws provide that the total number of authorized directors shall be fixed from time to time by the Board of Directors. The Board of Directors has fixed such number of directors at seven. The Board of Directors has nominated Richard DiIorio, Paul Gendron, Carrie Lachance, Gregg Lehman, Darrell Montgomery, Christopher Sansone, and Scott Shuda for election as directors of the Company. Other than Ms. Lachance, who is newly nominated to serve as a director, each of the other nominees are current directors. These seven nominees for election to the Board of Directors, if elected, will serve until the 2022 Annual Meeting and until their successors are duly elected and qualified.

We urge you to vote "FOR" each of Richard DiIorio, Paul Gendron, Carrie Lachance, Gregg Lehman, Darrell Montgomery, Christopher Sansone, and Scott Shuda.

The table set forth below lists the names and ages of each of our seven nominees to the Board of Directors. Each director elected will serve a one-year term and hold office until the next annual meeting of shareholders and such director’s successor has been elected and qualified or such director’s earlier death, resignation or removal.

Each nominee has consented to being named in this proxy statement and to serve on the Board of Directors if elected. If any nominee becomes unavailable to serve for any reason as a director at the time of the Annual Meeting, which is not expected, the Board of Directors will eliminate the Board position effective at the Annual Meeting or the proxy holders will vote the proxies in their discretion for the nominee designated by the Board of Directors to fill the vacancy unless otherwise instructed by a stockholder.

Name	Age	Position
Richard DiIorio	46	Director
Paul Gendron	59	Director
Carrie Lachance	44	Nominee
Gregg Lehman	74	Director, Vice Chairman
Darrell Montgomery	60	Director
Christopher Sansone	46	Director
Scott Shuda	55	Director, Chairman

Richard A. DiIorio (Director). Richard A. DiIorio, who joined the Company in 2004, was appointed the Company’s President and Chief Executive Officer and member of the Board of Directors on November 15, 2017. He served as President until March 2021, at which time Ms. Lachance was appointed President and Mr. DiIorio continued to serve as Chief Executive Officer. He previously served as the Company’s Executive Vice President and General Manager of Oncology since December 2016 and as a member of the Office of the President, from May 18, 2017 to November 15, 2017. Mr. DiIorio also held, within the Company, the previous positions of Vice President of Oncology Sales, Regional Vice President-Eastern Region and Territory Manager. Before joining the Company, he also held various sales and sales leadership roles at Stryker, Novartis, and Thermo Scientific. Mr. DiIorio currently serves on the board of Dignitana, a Swedish medical technology company. Mr. DiIorio holds a Bachelor of Science degree in biology from Boston College.

With over 20 years of successful healthcare experience, Mr. DiIorio brings extensive expertise in sales, customer service, product launch and market knowledge focused on driving growth within the infusion market.

Paul A. Gendron (Director). Paul A. Gendron has been a member of the Board of Directors since May 15, 2019. Mr. Gendron also served as a financial consultant to the Company from January 2019 until his election to the Board. He previously was a client service partner with PriceWaterhouseCoopers LLP through 2016 where he held various leadership roles including North Texas Market Assurance Leader, U.S. Assurance Talent Transformation Leader, and Southwest Region Technology Practice Risk Management Leader. In his Market Assurance Leader role, Mr. Gendron lead the Assurance practice in the Dallas, Fort Worth, Austin and Little Rock offices, providing services in internal and external audit, risk and information technology assurance, and accounting and capital markets advisory. Mr. Gendron is a CPA and holds a Bachelor of Business Administration in Accounting degree from the University of Texas at Austin. He has served on non-profit boards during his career as well as the Accounting Advisory Council at the University of Texas at Austin.

Mr. Gendron brings over 30 years of public accounting experience at PriceWaterhouseCoopers LLP, including 22 years as audit partner, where he served global public and private multibillion-dollar corporations. His areas of strength include board governance, audit project management, risk management, executive management, public offerings, and mergers and acquisitions.

Carrie A. Lachance (Director Nominee). Carrie A. Lachance joined the Company in September 2010 and has held multiple positions with the Company. She was promoted to President and Chief Operating Officer in March 2021. She previously served as Executive Vice President and Chief Operating Officer from October 2019 to March 2021; Senior Vice President of Clinical and Customer Services from October 2018 to October 2019; Vice President of Clinical and Customer Services from December 2017 to October 2018 and Director of Clinical Resources from May 2015 to December 2017. Ms. Lachance began her career as a registered nurse and is also a certified infusion nurse. She holds a Bachelor of Science in Nursing and Master’s in Business Administration-Management from Rivier University.

With over 24 years in the health care industry, Ms. Lachance brings extensive experience in healthcare operations and expertise in clinical and customer service.

Gregg O. Lehman (Director, Vice-Chairman). Gregg O. Lehman has been a member of the Company's Board of Directors since May 8, 2014. He has served as Vice Chairman of the Board since December 19, 2018. Prior to his appointment as Vice Chairman, Dr. Lehman served as Chairman of the Board from March 21, 2018 until December 19, 2018, and as Executive Chairman and head of the Office of the President from May 18, 2017 to March 21, 2018. Previous to both of those appointments, he served as Chairman of the Board beginning in May 2015. Since 2014, Dr. Lehman has served as Chief Executive Officer of EB Employee Solutions, LLC, a company that provides a fully integrated employer portal that includes health benefit cost reduction/wellness strategies. He is also the President of Lehman Ventures LLC. Dr. Lehman has a Doctorate and a Master of Science degree in higher education administration, with a minor in finance and economics from Purdue University and a Bachelor of Science in business management and marketing from Indiana University.

Dr. Lehman brings 30 years of experience as a chief executive officer and board director in both public and private companies with expertise in medical device manufacturing, mergers and acquisitions, and wellness and fitness. He has served on boards of directors as chairman and vice-chairman, and led audit, compensation, and nominating and governance committees. He is also a Certified Executive Coach.

Darrell B. Montgomery (Director). Darrell B. Montgomery has been a member of the Company's Board of Directors since June 22, 2017. From 2016 to 2018, Mr. Montgomery served as Vice President, Global Strategies Engagements with Atos, Inc., a global Information Technology (“IT”) services firm. Prior to that time, Mr. Montgomery served on the Board of Directors of Daegis, Inc. (NASDAQ: DAEG), and he held positions in strategy and IT infrastructure with Perot/Dell Services (now NTT Services) serving as Director of Operations, Global Software Solutions and also in a senior position with the Commercial Solutions Group. He also served as an Executive Director in charge of establishing and leading the private equity channel working in the Healthcare and Travel & Leisure industries. Mr. Montgomery began his career at Gemini Consulting. He formerly served on active duty as a U.S. Marine Corps Infantry Officer and is currently a Trustee of the U.S. Naval Academy Athletic Foundation. Mr. Montgomery earned a Bachelor of Science in history and general engineering, with distinction, from the U.S. Naval Academy and a Master of Business Administration from Harvard Business School.

Mr. Montgomery brings nearly 30 years in operational management, technology sales, mergers & acquisitions, consulting experience and leadership abilities developed during his career as an executive.

Christopher R. Sansone (Director). Christopher R. Sansone has been a member of the Company's Board of Directors since June 22, 2017. Mr. Sansone brings experience and perspective as an analyst and as a managing partner and founder of Sansone Advisors, LLC and Sansone Capital Management, LLC (collectively, the “Sansone Group”), providers of investment management services. Prior to founding the Sansone Group, Mr. Sansone held various roles involving small capitalization companies, primarily as an analyst and proprietary trader for Robotti & Company, LLC, a broker-dealer specializing in small- and micro-capitalization equities. Mr. Sansone previously served as a director on the boards of EDAC Technologies and Decorator Industries. Mr. Sansone holds a Bachelor of Science in economics from Pace University.

Mr. Sansone brings 20 years of extensive investment experience as a managing partner and founder of investment services companies and other various executive leadership roles throughout his career. He currently serves as a Managing Partner of the Sansone Group and is one of the Company’s largest stockholders.

Scott A. Shuda (Director, Chairman). Scott A. Shuda has been a member of the Company’s Board of Directors since September 7, 2016 and was elected Chairman of the Board effective December 19, 2018. Mr. Shuda is a Managing Director and Co-founder of Meridian OHC Partners, LP (“Meridian”) and BlueLine Partners, LLC (“BlueLine”), investment firms that focus on publicly listed technology and healthcare companies. Mr. Shuda has served as a director of Iridex Corporation (NASDAQ: IRIX), a global leader in ophthalmic laser systems since 2019 where he is a member of the Audit and Nominating & Governance Committees. He previously served on the Iridex Board from 2012 to 2017 as the chairman of the Compensation Committee and a member of the Nominating & Governance Committee. Mr. Shuda holds both a Juris Doctor degree and a Master of Business Administration degree from Georgetown University.

Mr. Shuda has extensive experience with the medical devices industry. He brings more than 20 years of professional experience in law, technology and entrepreneurial endeavors in the industry, including transactions that range from initial public offerings and venture financings to mergers and acquisitions. Mr. Shuda serves as the Managing Director of TSV Investment Partners, LLC (“TSV”), which is the sole general partner of Meridian, which is a large Company stockholder.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE American LLC. Based upon information solicited from each director and nominee, the Board of Directors has affirmatively determined that each of the directors is “independent” within the meaning of NYSE American LLC’s director independence standards, except for: (i) Mr. DiIorio, who currently serves as the Company's Chief Executive Officer; and (ii) Ms. Lachance who currently serves as the Company's President and Chief Operating Officer. Mr. Gendron provided financial consulting services to the Company from January 2019 until his election to the Board. In determining that Mr. Gendron was independent, the Board considered Mr. Gendron's consulting arrangement with the Company, and the Board determined that this arrangement did not interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” RICHARD DIIORIO, PAUL GENDRON, CARRIE LACHANCE, GREGG LEHMAN, DARRELL MONTGOMERY, CHRISTOPHER SANSONE, AND SCOTT SHUDA FOR ELECTION AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2022 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Board of Directors and Committees of the Board of Directors

The Board of Directors has responsibility for the overall governance of the Company. The Board of Directors held a total of 12 meetings during the fiscal year ended December 31, 2020. Each director attended at least 75% of the meetings held by the Board of Directors and of the meetings of each committee on which such director served (or portion of the fiscal year during which he served as a director or committee member). In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic meetings and other communications with each other and the executive officers. At each of the regularly scheduled meetings of the Board of Directors held during fiscal year ended December 31, 2020, the independent directors had the opportunity to hold an executive session. The Board has no policy regarding director attendance at annual meetings of stockholders, although each member of the Board attended the 2020 Annual Meeting.

Committees. The Board of Directors has established three standing committees, an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, each of which is comprised entirely of Independent Directors and reports to the Board of Directors. From time to time during the assessment of certain strategic opportunities, the Board may establish a Special Committee comprised wholly of Independent Directors.

Leadership Structure. The Company currently has different individuals serving as its Chief Executive Officer and Chairman of the Board. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for the Company at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board’s oversight function.

Audit Committee

The Audit Committee is composed entirely of Independent Directors. The following individuals are the current members of the Audit Committee: Messrs. Gendron, Montgomery and Sansone. Mr. Gendron serves as Chairman of the Audit Committee. The Board of Directors has affirmatively determined that each of the members of the Audit Committee is “independent,” as defined in the NYSE American LLC listing standards, and under the additional Audit Committee independence standards in Rule 10A-3 of the Exchange Act. The Audit Committee is responsible for meeting with the Company’s independent registered public accounting firm regarding, among other issues, audits and the adequacy of the Company’s accounting and control systems. The Audit Committee held four meetings during the fiscal year ended December 31, 2020.

The Board of Directors has determined that Mr. Gendron qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating Committee”) is composed entirely of Independent Directors. The following individuals are the current members of the Nominating Committee: Messrs. Montgomery, Lehman, Sansone and Shuda. Mr. Montgomery serves as Chairman of the Nominating Committee. The Board of Directors has affirmatively determined that each of the members of the Nominating Committee is “independent” as defined in the NYSE American LLC listing standards. The Nominating Committee held three meetings during the fiscal year ended December 31, 2020. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Nominating Committee identifies individuals for nomination to the Board of Directors by the full Board of Directors. The Nominating Committee will consider all qualified director candidates identified by members of the Nominating Committee, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the Nominating Committee may do so by submitting the candidate’s name, résumé and biographical information care of InfuSystem Holdings, Inc., 3851 W. Hamlin Road, Rochester Hills, MI 48309, Attn: Corporate Secretary, no later than the deadline for submission of stockholder proposals set forth under the section of this proxy statement entitled “Stockholder Proposals for the 2022 Annual Meeting.” All proposals for nomination received by the Corporate Secretary will be presented to the Nominating Committee for consideration.

The Nominating Committee reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

●	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

●

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making; and

●	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

In addition to the above listed criteria, the Nominating Committee considers the diversity of candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying candidates.

Application of these factors requires the exercise of judgment by members of the Nominating Committee and cannot be measured in a quantitative way.

The Nominating Committee applied each of these factors in its review and assessment of the background, independence, skills and expertise of each of the director nominees included in this proxy statement. Members of the Nominating Committee had several meetings and conversations with each of the director nominees as a part of this review and assessment.

Compensation Committee

The Compensation Committee is composed entirely of Independent Directors. The following individuals are current members of the Compensation Committee: Messrs. Lehman, Gendron, Montgomery and Shuda. Mr. Lehman serves as Chairman of the Compensation Committee. The Board of Directors has affirmatively determined that each of the members of the Compensation Committee is “independent” as defined in the NYSE American LLC listing standards. The Compensation Committee is responsible for approving the salaries, bonuses and other compensation and benefits of executive officers and directors and administering the InfuSystem Holdings, Inc. (i) 2014 Equity Plan (the "2014 Equity Plan"), and (ii) Employee Stock Purchase Plan. The Compensation Committee held three meetings during the fiscal year ended December 31, 2020. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Compensation Committee evaluates executive officer performance, with input from the Board of Directors and the Chief Executive Officer (for executive officers other than the Chief Executive Officer), in light of the Company’s strategic objectives and establishes compensation levels based on such evaluation. The objectives of the Compensation Committee are to attract and retain experienced and highly qualified personnel and reward our executive officers for advancing critical elements of our strategic plan.

The Compensation Committee has the authority to retain, oversee, terminate, and approve fees for compensation consultants to assist in the discharge of its responsibilities.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons care of InfuSystem Holdings, Inc., 3851 W. Hamlin Road, Rochester Hills, MI 48309, Attn: Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the addressee.

Code of Conduct and Business Ethics

The Company also has a Code of Business Conduct and Ethics Policy applicable to the Chief Executive Officer, Chief Financial Officer and principal accounting officer, and other financial professionals. The Code of Business Conduct and Ethics Policy is available on the “Governance” page of our website at www.infusystem.com. Only the Board of Directors can amend or grant waivers from the provisions of the Company’s Code of Ethics, and any such amendments or waivers will be posted promptly at www.infusystem.com. To date, no such amendments have been made or waivers granted.

Employee, Officer and Director Hedging

The Company has an Insider Trading Policy that applies to its employees, officers and directors. Under the policy, the Company strongly discourages employees, officers and directors from entering into hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. The policy requires each employee, officer and director to pre-clear any such proposed transactions with appropriate Company personnel and provide a justification for the proposed transaction.

The Board of Directors’ Role in Risk Oversight

The Board of Directors is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) the Company’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board annually reviews the Company’s enterprise risk management and receives regular updates on risk exposures via the Audit Committee and senior management. While the Board as a whole has responsibility for risk oversight, including Chief Executive Officer succession planning, the committees of the Board also oversee the Company’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

Directors’ Compensation

The following table sets forth the compensation for the Company’s non-employee directors who served during the fiscal year ended December 31, 2020.

	Fees Earned or Paid in Cash	Option Awards	Total
Name	( $ )	( $ ) (1) (2)	( $ )
Paul A. Gendron (3)	$72,753	$102,792	$175,545
Gregg O. Lehman (4)	$71,836	$102,792	$174,628
Darrell B. Montgomery (5)	$77,500	$102,792	$180,292
Christopher R. Sansone (5)	$72,500	$102,792	$175,292
Scott A. Shuda (6)	$110,000	$143,908	$253,908

(1)

In accordance with the SEC's proxy disclosure rules, included in the "Option Awards" column are the aggregate grant date fair values of option awards made during the respective fiscal year computed in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as in the case of stock options the expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see Note 11 of the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(2)

As part of their 2020 compensation package, each Independent Director received options to purchase 25,000 shares of the Company’s Common Stock at the exercise price of $11.07 per share, except for Mr. Shuda, who received options to purchase 35,000 shares of the Company’s Common Stock as Chairman.

(3)

As of December 31, 2020, Mr. Gendron had 50,000 aggregate outstanding stock options (39,583 of which were exercisable) that will expire in equal installments of 25,000 on May 15, 2024 and May 20, 2030.

(4)

As of December 31, 2020, Dr. Lehman had 205,000 aggregate outstanding stock options (194,583 of which were exercisable) that will expire as follows: (i) 120,000 options will expire in equal installments of 60,000 on January 17, 2022 and September 6, 2022; (ii) 35,000 options will expire on August 22, 2023; and (iii) 50,000 options will expire in equal installments of 25,000 on May 15, 2024 and May 20, 2030.

(5)

As of December 31, 2020, Mr. Montgomery and Sansone each had 100,000 aggregate outstanding stock options (89,583 of which were exercisable) that will expire in equal installments of 25,000 on September 6, 2022, August 22, 2023, May 15, 2024 and May 20, 2030.

(6)

As of December 31, 2020, Mr. Shuda had 145,000 aggregate outstanding stock options (130,417 of which were exercisable) that will expire as follows: (i) 75,000 options will expire in equal installments of 25,000 on January 17, 2022, September 6, 2022 and August 22, 2023; and (ii) 70,000 options will expire in equal installments of 35,000 on May 15, 2024 and May 20, 2030.

Current Independent Director Compensation

Each of the non-employee directors received the following annual cash compensation in 2020:

●	$50,000 for each non-executive Independent Director on the Board;
●	$90,000 for the Chairman;
●	$70,000 for the Vice Chairman;
●	$20,000 for the Chair of the Audit Committee and $10,000 for each Audit Committee member;
●	$15,000 for the Chair of the Compensation Committee and $7,500 for each Compensation Committee member; and
●	$10,000 for the Chair of the Nominating Committee and $5,000 for each Nominating Committee member.

Board and Committee compensation is paid quarterly, on calendar quarters.

The non-employee directors received the following annual stock compensation grants in 2020:

●	Options for 25,000 shares of the Company’s Common Stock for each Independent Director; and
●	Options for 35,000 shares of the Company’s Common Stock for the Chairman.

Any such grant of options to non-employee directors are contingent upon sufficient share capacity under the Company’s 2014 Equity Plan. Further, such options are typically granted on the date of the Company’s annual meeting of stockholders. Options were granted in 2020 with an exercise price equal to the average closing price of the stock for the five most recent trading days prior to the grant and vest monthly over a period of one year or immediately upon a change in control, as defined under the Company’s 2014 Equity Plan.

PROPOSAL 2

ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Pursuant to Section 14A to the Exchange Act adopted in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Such a “say-on-pay” vote gives our stockholders the opportunity to express their views on the Company’s executive compensation policies and programs and the compensation paid to the named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

The Board of Directors recommends a vote "FOR" approval of the advisory resolution in this Proposal 2 because it believes that the Company’s executive compensation policies and practices are effective in incentivizing our named executive officers to achieve the Company’s goals of growth and sustained financial and operating performance, aligning executives’ interests with those of the stockholders, and attracting, retaining, motivating and rewarding highly talented executives. Please refer to “Executive Officers” and “Executive Compensation” in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for details about our executive compensation policies and programs and information about the fiscal year 2020 and current compensation of our named executive officers.

The vote on this Proposal 2 is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation. The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis, and the next such vote will occur at the 2022 Annual Stockholders Meeting.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3

APPROVAL OF THE 2021 EQUITY INCENTIVE PLAN

On March 15, 2021 the Board of Directors adopted the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (the “2021 Equity Plan”), subject to stockholder approval, at the Annual Meeting. The Company believes the 2021 Equity Plan is important in attracting, retaining, and rewarding directors, officers, employees, and persons who provide services to the Company and its subsidiaries. It is the judgment of the Board of Directors that the 2021 Equity Plan is in the best interests of the Company and its stockholders.

The 2021 Equity Plan is intended to replace the Company's existing 2014 Equity Plan with respect to future grants of equity awards. If the 2021 Equity Plan is approved by our stockholders, it will become effective on May 18, 2021, and the maximum number of shares of our common stock reserved for issuance under the 2021 Equity Plan will be 2,500,000 shares, plus the number of shares underlying any outstanding awards granted under the 2014 Equity Plan that expires, terminates or is canceled or forfeited following stockholder approval of the 2021 Equity Plan, subject to certain adjustments as discussed below.

As of March 22, 2021, there were approximately 2,410,669 shares of the Company’s common stock subject to outstanding equity awards under the 2014 Equity Plan. The 2,410,669 shares included 421,500 restricted stock units plus 1,989,169 shares subject to outstanding stock options. The 2,410,669 shares comprise 11.85% of the Company’s weighted average common shares outstanding. The additional 2,500,000 shares proposed for the 2021 Equity Plan would increase the Company’s fully diluted overhang by an additional 12.29% to approximately 24.14%. As of March 22, 2021, there were an additional 172,992 shares remaining available for issuance under the 2014 Equity Plan; however, the Company does not intend to award any additional grants under the 2014 Equity Plan after March 22, 2021 and before the date of the Annual Meeting. If any such grants are made during this period, the Company will reduce the number of shares available for issuance under the 2021 Equity Plan by a corresponding number of shares. The Company’s Board has adopted a resolution permanently freezing the 2014 Equity Plan effective as of, and contingent upon, stockholder approval of the 2021 Equity Plan, such that the 172,992 shares of the Company’s common stock remaining available for the grant of equity awards under the 2014 Equity Plan will no longer be available and no new awards will be made under the 2014 Plan.

Additional information in respect of price and terms of outstanding option award under the 2014 Equity Plan, as of March 22, 2021, is included in the following table:

Weighted Average Exercise Price	$4.68
Weighted Average Remaining Term	4.39 Years

If the 2021 Equity Plan is approved, shares underlying the outstanding awards under the 2014 Equity Plan that expire, terminate or are canceled or forfeited following stockholder approval of the 2021 Equity Plan will become available for issuance under the 2021 Equity Plan. If the 2021 Equity Plan is not approved, no awards will be granted under the 2021 Equity Plan, and the 2014 Equity Plan will remain in effect, and the Company may continue to grant awards under the 2014 Equity Plan, subject to its terms and conditions, until its expiration with respect to future grants on April 8, 2024 using shares available for issuance thereunder.

Determination of Share Reserve under the 2021 Equity Plan

We are asking the stockholders to approve the 2021 Equity Plan, which will include 2,500,000 new shares authorized for issuance under the 2021 Equity Plan, plus the number of shares of common stock underlying outstanding awards granted under the 2014 Equity Plan that expire, terminate or are canceled or forfeited following stockholder approval of the 2021 Equity Plan.

In determining the number of new shares of our common stock authorized under the 2021 Equity Plan, the Board considered a number of factors, including the number of awards outstanding under the 2014 Equity Plan, the Company's past share usage (sometimes called the Company's "burn rate"), the estimated number of shares of our common stock needed for future awards, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with the Company's equity award practices, and an analysis prepared by proxy advisory consultants.

Based on these factors, the Board approved the proposed increase of 2,500,000 new shares available for issuance under the 2021 Equity Plan. Approval of the 2021 Equity Plan will ensure that we have an adequate number of shares of our common stock available for future awards, enabling the Company to continue to align the interests of the Company's officers, employees, directors and consultants with those of the Company's stockholders.

Description of the 2021 Equity Plan

The following is a brief description of the 2021 Equity Plan. A copy of the 2021 Equity Plan is attached as Appendix B to this proxy statement, and the following description is qualified in its entirety by reference to the 2021 Equity Plan.

Purposes of the Plan

The purposes of the 2021 Equity Plan are to advance the interest of the Company and its stockholders by enabling the Company and its affiliates to attract the types of employees, consultants and directors who will contribute to the Company's long-range success and to provide incentives to align the interests of those employees, consultants, and directors with the stockholders of the Company.

Effective Date and Duration of the Plan

The 2021 Equity Plan will become effective upon approval by our stockholders; provided that such approval occurs before the first anniversary of the date our Board adopted the 2021 Equity Plan. The 2021 Equity Plan will remain in effect until May 18, 2031, unless terminated earlier by our Board. No award will be granted under the 2021 Equity Plan after its termination but awards outstanding on the date the 2021 Equity Plan is terminated may extend beyond the termination date.

Plan Administration

The 2021 Equity Plan may be administered by our Board or a committee consisting of one or more members of the Board, appointed by the Board, referred to in this proposal as the "Committee." The Committee has the authority to construe and interpret the 2021 Equity Plan and apply its provisions; determine when and to whom awards under the 2021 Equity Plan will be granted and the terms and conditions of such awards. The Committee also has the authority to exercise its discretion to take such actions or make such determinations that it deems necessary or advisable for the administration of the 2021 Equity Plan.

Eligibility for Participation

The Committee may grant awards to any of our employees (including officers), consultants, or directors or the employees, consultants, or directors of our affiliates. Only employees are eligible to receive incentive stock options. Approximately 300 employees and five non-employee directors of our Company and its affiliates would be eligible to participate in the 2021 Equity Plan if it were currently in place. The Committee may also grant awards to individuals who are reasonably expected to become employees, consultants, or directors of our Company or its affiliates after the receipt of the award.

Shares Available for Awards and Limits on Awards

The 2021 Equity Plan authorizes the issuance of up to 2,500,000 shares of our common stock, plus the number of shares of common stock underlying any outstanding award granted under the 2014 Equity Plan that expires, terminates or is cancelled or forfeited under the terms of the 2014 Equity Plan following stockholder approval of the 2021 Equity Plan (the "Share Limit"). As of March 22, 2021, there were 2,410,669 shares of our common stock subject to outstanding awards under the 2014 Equity Plan. As noted above, no additional awards will be granted under the 2014 Equity Plan if stockholders approve the 2021 Equity Plan. Shares of our common stock issued under the 2021 Equity Plan may be authorized and unissued shares, treasury shares, or shares reacquired by the Company in any manner.

In addition to the Share Limit described above, the following limits are also included in the 2021 Equity Plan:

●

the maximum number of shares of common stock that may be delivered pursuant to options qualified as incentive stock options granted under the 2021 Equity Plan is 2,500,000. Any shares of our common stock issued with respect to incentive stock options granted under the 2021 Equity Plan will also count against the overall Share Limit above.

●

the maximum number of shares of our common stock subject to awards granted during our fiscal year to any non-employee director, together with any cash fees paid to such director during the fiscal year will not exceed a total value of five hundred thousand dollars ($500,000) (calculating the value of any awards based on the grant date fair value for financial reporting purposes).

●

In the event of certain changes in the capitalization of our Company, the Committee may make appropriate adjustments to the Share Limit and the other limits described herein. See the "Adjustments Upon Changes in Stock" section below for more details.

Share Counting Provisions

For purposes of calculating the number of shares of our common stock which have been issued under the 2021 Equity Plan the following rules apply:

●

awards which the Committee grants under the 2021 Equity Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines will not be counted against the Share Limit; provided, that options intended to qualify as incentive stock options will be counted under the limitation on shares of our common stock that can be granted as incentive stock options under the 2021 Equity Plan;

●

any shares of our common stock subject to an award that expires or is cancelled, forfeited, or terminated without issuance of the full number of shares of common stock to which the award related will again be available for issuance under the 2021 Equity Plan and will no longer count against the Share Limit;

●

any shares of our common stock subject to an award under the 2021 Equity Plan which are (i) tendered in payment of an option, (ii) delivered or withheld by the Company to satisfy any tax withholding obligation, or (iii) covered by a stock-settled stock appreciation right or other award that were not issued upon the settlement of the award, will not be available for issuance again under the 2021 Equity Plan and will continue to count against the Share Limit; and

●

any shares of our common stock granted in connection with options and stock appreciation rights are counted against the Share Limit as one share for every one option or stock appreciation right award; any shares of our common stock granted in connection with other awards under the 2021 Equity Plan are counted against the Share Limit as two shares for every one share of our common stock granted in connection with such award.

Types of Awards

Subject to the limits in the 2021 Equity Plan, the Committee has the authority to grant the following types of awards under the 2021 Equity Plan:

●

Stock Options. A stock option is the right to purchase shares of our common stock at a future date at a specified price per share called the exercise price. An option may be either an incentive stock option or a nonqualified stock option. Incentive stock options and nonqualified stock options are taxed differently, as described under "Federal Income Tax Consequences of Awards." Except in the case of options granted pursuant to an assumption of or substitution for another option, the exercise price of a stock option may not be less than the fair market value (or in the case of an incentive stock option granted to a ten percent shareholder, 110% percent of the fair market value) of a share of common stock on the grant date (see below). Full payment of the exercise price must be made at the time of such exercise either in cash or bank check or in another manner approved by the Committee.

●

Stock Appreciation Rights. A stock appreciation right is a right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the stock appreciation right over the exercise price. The exercise price of a stock appreciation right may not be less than the fair market value of a share of our common stock on the grant date. Stock appreciation rights may be granted alone ("freestanding rights") or in tandem with options ("related rights").

●

Definition of Fair Market Value. For purposes of setting the exercise price of any options or stock appreciation rights granted under the 2021 Equity Plan, "fair market value" means, if our common stock is listed on any established stock exchange or national market system, the closing price of a share of our common stock (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal. In the absence of an established market for the Common Stock, the fair market value will be determined in good faith by the Committee and such determination will be conclusive and binding on all persons.

●

Restricted Stock. A restricted stock award is an award of actual shares of our common stock which are subject to certain restrictions for a period of time determined by the Committee. Restricted stock may be held by the Company in escrow or delivered to the 2021 Equity Plan participant pending the release of the restrictions. 2021 Equity Plan participants who receive restricted stock awards generally have the rights and privileges of stockholders regarding the shares of restricted stock during the restricted period, including the right to vote and the right to receive dividends.

●

Restricted Stock Units. A restricted stock unit is an award of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of our common stock, which are subject to certain restrictions for a period of time determined by the Committee. No shares of our common stock are issued at the time a restricted stock unit is granted, and the Company is not required to set aside any funds for the payment of any restricted stock unit award. Because no shares are outstanding, the 2021 Equity Plan participant does not have any rights as a stockholder. The Committee may grant restricted stock units with a deferral feature (deferred stock units), which defers settlement of the restricted stock units beyond the vesting date until a future payment date or event set out in the 2021 Equity Plan participant's award agreement. The Committee has the discretion to credit restricted stock units or deferred stock units with dividend equivalents.

●

Performance Shares. A performance share award is an award of shares of our common stock or units that are only earned if certain conditions are met. The Committee has the discretion to determine the number of shares of our common stock or stock-denominated units subject to a performance share award, the applicable performance period, the conditions that must be satisfied for a 2021 Equity Plan participant to earn an award, and any other terms, conditions and restrictions of the award.

●

Other Equity-Based Awards. The Committee may grant other equity-based awards, either alone or in tandem with other awards, in amounts and subject to conditions as determined by the Committee as set out in an award agreement.

●	Cash Awards. The Committee may grant cash awards in such amounts and subject to such performance goals, other vesting conditions, and such other terms as the Committee determines in its discretion.

●

Substitute Awards. The Committee may grant awards to employee of companies acquired by the Company or with which the Company combines, in exchange for or upon assumption of outstanding equity awards issued by such companies.

Vesting

The Committee has the authority to determine the vesting schedule of each award, and to accelerate the vesting exercisability of any award.

Prohibition Against Repricing Without Shareholder Approval

The 2021 Equity Plan grants the Committee the right to modify the purchase price or the exercise price of any outstanding award, provided that if such modification effects a repricing, stockholder approval of such modification is required before the repricing is effective.

Adjustments Upon Changes in Stock

In the event of changes in our outstanding common stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the 2021 Equity Plan and any award agreements, the exercise price of options and stock appreciation rights, the maximum number of shares of common stock subject to all awards will be equitably adjusted or substituted, as to the number, price or kind of a share of our common stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of the award.

Unless the Committee specifically determines that such adjustment is in the best interests of the Company or its affiliates, the Committee will, in the case of incentive stock options, ensure that any adjustments made will not constitute a modification, extension or renewal of the incentive stock options within the meaning of Section 424(h)(3) of the Internal Revenue Code (Code) and in the case of non-qualified stock options, ensure that any adjustments will not constitute a modification of such non-qualified stock options within the meaning of Section 409A of the Code. Any adjustments will be made in a manner that does not adversely affect the exemption provided under Rule 16b-3 under the Exchange Act. The Company will give 2021 Equity Plan participants notice of any adjustment.

Effect of Change in Control

Unless otherwise provided in an award agreement, in the event of a change in control (as that term is defined in the 2021 Equity Plan) all outstanding options and stock appreciation rights will become immediately exercisable with respect to 100% of the shares of our common stock subject to such options or stock appreciation rights and the restricted period with respect to any awards of restricted stock or restricted stock units will immediately expire with respect to 100% of the outstanding shares of our commons stock underlying such awards. In the case of performance share awards and cash awards, in the event of a change in control, all incomplete performance periods in effect on the date the change in control occurs will end on the date of such change in control and the Committee will (a) determine the extent to which performance goals with respect to each such performance period have been met and (b) cause applicable 2021 Equity Plan participants to be paid partial or full awards for each such performance period based upon the Committee's determination of the degree to which performance goals were attained or, if not determinable, assuming that the applicable "target" levels of performance have been attained, or on such other basis determined by the Committee.

In the event of a change in control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding awards and pay to the holders the value of the awards based upon the price per share of common stock received or to be received by other shareholders of the Company. In the case of any option or stock appreciation right with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Committee may cancel the option or stock appreciation right without the payment of any consideration.

Amendment or Termination of the 2021 Equity Plan

The Board may amend or terminate the 2021 Equity Plan at any time. However, except in the case of adjustments upon changes in our common stock or any amendment to ensure the 2021 Equity Plan complies with applicable law, no amendment will be effective unless approved by the stockholders of the Company, to the extent stockholder approval is necessary to satisfy any applicable law or the rules of any securities exchange on which our common stock is listed. The Board has discretion under the 2021 Equity Plan to submit any amendment to the 2021 Equity Plan to the stockholders for approval.

Unless terminated by the Board at an earlier date, the 2021 Equity Plan will automatically terminate on May 18, 2031. No awards will be granted under the 2021 Equity Plan after its termination, but awards granted before its termination may extend before the termination date.

Amendment of Awards

The Committee may amend the terms of any one or more awards at any time. However, the Committee may not amend an award in a manner that would impair the award holder's rights under the award without the award holder's written consent.

Clawback and Recoupment

The Company may cancel any award, require a 2021 Equity Plan participant to reimburse any previously paid compensation provided under the 2021 Equity Plan or an award agreement, and effect any other right of recoupment of equity or other compensation provided under the 2021 Equity Plan, in accordance with the Company's clawback policy. A 2021 Equity Plan participant may be required to repay to the Company previously paid compensation. By accepting an award under the 2021 Equity Plan, a 2021 Equity Plan participant is agreeing to be bound by the Company's clawback policy.

Federal Income Tax Consequences of Awards

The following is a brief summary of the principal United States federal income tax treatment applicable to the Company and 2021 Equity Plan participants who receive awards under the 2021 Equity Plan. This summary is based on current United States federal income tax law. This summary does not constitute legal or tax advice and does not address local, state, or foreign income tax consequences.

Nonqualified Stock Options

Generally, there are no federal income tax consequences to the 2021 Equity Plan participant upon grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a 2021 Equity Plan participant will recognize ordinary income equal to the amount, if any, by which the fair market value of our common stock acquired upon the exercise of the option exceeds the exercise price. A sale of the common stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common stock on the exercise and sale dates.

Incentive Stock Options

Except with respect to 2021 Equity Plan participants who may have to pay alternative minimum tax in connection with the exercise of an incentive stock option, there are no federal income tax consequences to a 2021 Equity Plan participant upon grant or exercise of an incentive stock option. If the 2021 Equity Plan participant holds shares of our common stock purchased upon exercise of an incentive stock option for at least two years after the grant date and at least one year after the exercise date, the subsequent sale of common stock will give rise to a long-term capital gain or loss to the 2021 Equity Plan participant. If the 2021 Equity Plan participant sells the shares of common stock before the later of two years after the grant date or one year after the exercise date, the 2021 Equity Plan participant will recognize ordinary income equal to the difference between the (i) lower of the fair market value at the exercise or sale date and (ii) option exercise price; any additional gain or loss will be a capital gain or loss.

Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and Performance Shares

Awards in cash and common stock are generally taxable as compensation to the 2021 Equity Plan participant at the time of payment. Awards of restricted stock do not constitute taxable income to the 2021 Equity Plan participant until the restrictions lapse, unless the 2021 Equity Plan participant elects to realize taxable ordinary income in the year of award in an amount equal to the fair market value of the restricted stock award, determined without regard to the restrictions. Awards of stock appreciation rights, restricted stock units, and performance share awards do not constitute taxable income until such time as the 2021 Equity Plan participant receives cash or common stock under the terms of the awards. The amount of taxable income to the 2021 Equity Plan participant generally is equal to the total amount of the cash and/or fair market value of the shares of common stock received. Any interest and dividend equivalents earned on awards also will be taxed as compensation to the 2021 Equity Plan participant. Amounts taxable as compensation are subject to withholding and employment taxes.

Section 409A

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the 2021 participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The 2021 Equity Plan and awards granted under the 2021 Equity Plan are intended to be exempt from or conform to the requirements of Section 409A of the Code.

Company Deduction

Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000.

New Plan Benefits

Awards under the 2021 Equity Plan will be granted in amounts and to individuals as determined by the Committee in its sole discretion. Therefore, the benefits or amounts that will be received by employees, officers, directors and consultants under the 2021 Equity Plan are not determinable at this time.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE 2021 EQUITY INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO USA, LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2021. The Board of Directors is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice.

In the event that the stockholders fail to ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider its selection of audit firms but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company’s stockholders.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

EXECUTIVE OFFICERS

The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors and hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. Set forth below are the names and certain biographical information regarding the Company's executive officers.

Name	Age	Position
Richard DiIorio (1)	46	Chief Executive Officer and Director
Carrie Lachance (1)	44	President, Chief Operating Officer
Thomas Ruiz	63	Executive Vice President, Chief Commercial Officer
Jeannine Sheehan	47	Executive Vice President, Chief Administrative Officer
Barry Steele	50	Executive Vice President and Chief Financial Officer
(1)	See "Directors" for biographical information regarding Mr. DiIorio and Ms. Lachance.

Thomas Ruiz

Thomas Ruiz joined InfuSystem in 2010 and has held various sales positions with the Company. He was promoted to Executive Vice President, Chief Commercial Officer in October 2019. Prior to that position, he served as Senior Vice President, Sales and Marketing since January 2018 and Senior Vice President of Sales IPD and Pain Management since 2015. Mr. Ruiz began his medical sales career with Smiths Medical, a medical device company with a broad portfolio of products. He received his Bachelor of Science degree in Business Administration with an emphasis in Marketing from the Entrepreneurial Program at California State University, Los Angeles.

Jeannine Sheehan

Jeannine Sheehan joined InfuSystem in April 2019 as Executive Vice President, Chief Administrative Officer.

She previously served as Chief Human Resources Officer at Crimson Hexagon from 2016 until she joined the Company. Previously, Ms. Sheehan held positions at LoJack Corporation, Dunkin’ Brands and Digitas. She holds a Bachelor of Science in Business Administration and Management from Emmanuel College and an Executive Master’s in Human Resources Management from Cornell University.

Barry Steele

Barry Steele joined InfuSystem in March 2020 as Executive Vice President, Chief Financial Officer. He previously served as Chief Financial officer of Horizon Global Corporation from February 2019 to June 2019 and Vice President of Finance and Chief Financial officer of Gentherm since 2004. Earlier he held various finance positions with Advanced Accessory Systems, LLC. Mr. Steele, who is a CPA, began his career with PriceWaterhouseCoopers LLP. He received his Bachelor of Science degree from Hillsdale College.

EXECUTIVE COMPENSATION

Smaller Reporting Company Status

The Company is a "smaller reporting company," as defined in Item 10(f)(1) of Regulation S-K. As a "smaller reporting company," the Company is permitted to provide the scaled disclosure required by Items 402(m)-(r) of Regulation S-K in lieu of the more extensive disclosure required of other reporting companies.

Summary Compensation Table

The following table sets forth the compensation of the named executive officers of the Company for the fiscal years presented below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	All Other Compensation (2) ($)	Total ($)

Richard DiIorio	2020	$449,601	$581,200	$2,030,805	$102,792	$31,775	$3,196,172
Chief Executive Officer	2019	$338,832	$261,508	$-	$-	$5,947	$606,288

Carrie Lachance President and Chief Operating	2020	$268,291	$189,240	$166,803	$82,233	$10,719	$717,286
Officer	2019	$226,030	$150,000	$70,400	$75,608	$16,881	$538,919

Barry Steele
EVP and Chief Financial Officer	2020	$220,000	$192,400	$258,600	$136,113	$9,925	$817,038

(1)

In accordance with the SEC's proxy disclosure rules, included in the "Stock Awards" and "Option Awards" columns are the aggregate grant date fair values of stock awards and option awards made during the respective fiscal years computed in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as in the case of stock options the expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see Note 11 of the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(2)

The Company matches all of an employee's 401(k) contribution up to a maximum of 5% of a participant’s eligible salary, or certain statutory limits. All Other Compensation for 2020 consists of the following: (i) for Mr. DiIorio, $19,153 for use of company vehicle (this is the aggregate incremental cost to the Company, calculated based on the vehicle lease cost and the cost of insurance), $12,220 for employer 401(k) matching contributions, and miscellaneous other benefits; (ii) for Ms. Lachance, $8,340 for employer 401(k) matching contributions, $2,060 for tuition reimbursement, and miscellaneous other benefits; and (iii) for Mr. Steele, $9,470 for employer 401(k) matching contributions, and miscellaneous other benefits.

Outstanding Equity Awards at Fiscal Year End

The following table shows all unexercised options and unvested stock incentive plan awards for each of the named executive officers as of December 31, 2020:

	Option Awards:				Stock Awards:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units That Have Not Vested (1) ($)
Richard DiIorio (2)	50,000	-	$2.69	12/08/24	-	$-	-	$-
	25,000	-	$2.60	03/10/25	-	$-	-	$-
	40,000	-	$2.76	08/18/26	-	$-	-	$-
	25,000	-	$2.15	03/15/27	-	$-	-	$-
	25,000	-	$1.98	09/06/22	-	$-	-	$-
	154,167	45,833	$2.00	11/15/22	-	$-	-	$-
	133,333	66,667	$3.18	08/22/23	-	$-	-	$-
	-	25,000	$11.07	05/20/30	-	$-	-	$-
					20,000	$375,600	-	$-
					-	$-	180,000	$3,380,400
					-	$-	7,500	$140,850
Carrie Lachance (3)	7,500	-	$1.98	09/06/22	-	$-	-	$-
	10,000	-	$1.98	09/06/22	-	$-	-	$-
	33,333	16,667	$2.70	04/20/28	-	$-	-	$-
	16,667	8,333	$3.36	07/19/23	-	$-	-	$-
	13,333	26,667	$4.70	05/15/29	-	$-	-	$-
	-	20,000	$11.07	05/20/30	-	$-	-	$-
					10,000	$187,800	-	$-
					-	$-	5,000	$93,900
Barry Steele (4)	-	50,000	$6.82	03/18/25	-	$-	-	$-
	-	15,000	$11.07	05/20/30	-	$-	-	$-
					30,000	$563,400	-	$-
					-	$-	3,750	$70,425

(1)

Represents unvested restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”), each representing a contingent right to receive one share of the Company's Common Stock, multiplied by $18.78, the closing price of the Company's Common Stock on December 31, 2020, as quoted by the NYSE American LLC. The number and payout value for the PSUs included in this table are based on achieving threshold performance.

(2)

At December 31, 2020, Mr. DiIorio owned 15,000 target-level PSUs that will vest on May 20, 2022, subject to the attainment of performance goals discussed below. At December 31, 2020, Mr. DiIorio owned 180,000 PSUs that will vest based on the attainment of the following market conditions: (i) 60,000 PSUs vested based on a $18.00 per share stock price for ten consecutive trading days in January 2021; (ii) 60,000 PSUs vest based on a $20.00 per share stock price for ten consecutive trading days and will expire on August 24, 2023; and (iii) 60,000 PSUs vest based on a $22.00 per share stock price for ten consecutive trading days and will expire on August 24, 2023. At December 31, 2020, Mr. DiIorio owned 20,000 RSUs, which will vest in two equal annual installments on August 24, 2021 and 2022, subject to his continued employment through the vesting dates. Settlement of the Common Stock underlying RSU’s will occur on each vesting date and settlement of the Common Stock underlying PSUs will occur following certification of the achievement of the specified performance goals. At December 31, 2020, Mr. DiIorio owned the following unvested options: (i) unvested options to purchase 45,833 shares of Common Stock, which vest in 11 equal remaining monthly installments on the 16th day of each month; (ii) unvested options to purchase 66,667 shares of Common Stock, which vests in one installment on August 23, 2021; and (iii) unvested options to purchase 25,000 shares of Common Stock, which vest in 3 equal annual installments on May 20, 2021, 2022 and 2023.

(3)

At December 31, 2020, Ms. Lachance owned 10,000 target-level PSUs that will vest on May 20, 2022, subject to the attainment of performance goals discussed below. At December 31, 2020, Ms. Lachance owned 10,000 RSUs, all of which will vest on November 1, 2021, subject to her continued employment through the vesting date. Settlement of the Common Stock underlying RSUs will occur on each vesting date and settlement of the Common Stock underlying PSUs will occur following certification of the achievement of the specified performance goals. At December 31, 2020, Ms. Lachance owned the following unvested options: (i) unvested options to purchase 16,667 shares of Common Stock, which vest in one annual installment on April 20, 2021; (ii) unvested options to purchase 8,333 shares of Common Stock, which vest in one annual installment on July 19, 2021; (iii) unvested options to purchase 26,667 shares of Common Stock, which vest in two equal annual installments on May 15, 2021 and 2022; and (iv) unvested options to purchase 20,000 shares of Common Stock, which vest in three equal annual installments starting on May 20, 2021.

(4)

At December 31, 2020, Mr. Steele owned 7,500 target-level PSUs that will vest on May 20, 2022, subject to the attainment of performance goals discussed below. At December 31, 2020, Mr. Steele owned 30,000 RSUs, all of which vest on March 18, 2023, subject to his continued employment through the vesting date. Settlement of the Common Stock underlying RSUs will occur on each vesting date and settlement of the Common Stock underlying PSUs will occur following certification of the achievement of the specified performance goals. At December 31, 2020, Mr. Steele owned the following options: (i) unvested options to purchase 50,000 shares of Common Stock, which vest in three equal annual installments starting on March 18, 2021; and (ii) unvested options to purchase 15,000 shares of Common Stock, which vest in three equal annual installments starting on May 20, 2021.

CEO Compensation

As a "smaller reporting company," the Company is permitted to provide scaled compensation disclosure; however, the Company is providing the following narrative regarding its CEO's compensation to supplement the compensation tables and provide stockholders with appropriate context for compensation decisions for its CEO.

The Company’s executive compensation practices for the CEO (and other executive officers) are designed to attract, retain and motivate the executives with the primary goal of aligning management and stockholder’s interests. In furtherance of this primary goal, in 2020, the Company modified its compensation practices to place a greater emphasis on performance-based and "at-risk" equity compensation to better link pay with performance. The Compensation Committee designed these modified practices based on peer benchmarking and survey data provided by Equilar, the Compensation Committee's independent compensation consultant. The compensation levels for the CEO in 2020 were higher than past years for two primary reasons: (i) additional equity compensation was granted to the CEO in 2020 relating to 2019 performance to address that the CEO did not receive any equity grants in 2019 (the "Special 2019-Related Grant"); and (ii) larger equity awards were granted to the CEO in 2020 relative to prior years to ensure retention in light of Company performance, but the majority of these equity awards were designed to be performance-based and "at-risk" consistent with the goal of linking pay with performance. The Company provided the CEO with the Special 2019-Related Grant in early 2020 since the CEO's 2019 compensation was below market and as a retention tool given that the CEO held relatively little unvested equity awards at the time of grant, most of which were scheduled to vest within the year. We also believe that the Special 2019-Related Grant is consistent with our increased emphasis on awarding performance-based and "at-risk" equity compensation in order to better link pay with performance.

The following chart demonstrates the alignment between total shareholder return ("TSR") and the compensation of the CEO for the last five calendar years. We believe the chart illustrates the correlation between changes in the Company's TSR and the CEO's compensation, which is consistent with, and reflects our philosophy of, aligning compensation with the interests of stockholders and long-term value creation.

Absolute Pay-TSR Alignment

(1)

"CEO Pay" means the sum of salary, bonus, non-equity incentive plan awards, stock awards, and option awards, together with all other compensation, as reported in the Summary Compensation Table for our CEO for the applicable year.

(2)

The value of "Indexed TSR" at each year-end shown above is based on the then-current value of an assumed $100 investment in Company Common Stock on the first day of the five-year period and reflects changes in stock price and assumes that dividends paid to shareholders are reinvested in Company Common Stock on the date paid.

In addition, we believe that the CEO's compensation reflects the Company's positive historical financial performance, with the one-year, three-year and five-year TSRs significantly exceeding the TSRs of other companies in the health care equipment and services industry (Global Industry Classification Standard (GICS) code 3510) and the Russell 3000, as shown in the following table:

Total Shareholder Returns (1)
	1-Yr	3-Yr	5-Yr
Company TSR	120.16%	101.37%	44.12%
GICS 3510 TSR	14.09%	15.16%	15.35%
Russell 3000 TSR	20.89%	14.49%	15.43%

(1)	Source: Compustat. As of Month-End December 2020. TSR calculations assume dividends are reinvested in common stock on the date paid.

In 2020, the CEO's compensation consisted of: (i) base salary; (ii) annual incentive bonus; (iii) the Special 2019- Related Grant; (iv) long-term incentive awards consisting of a combination of performance-based and "at-risk" equity awards; and (v) modest perquisites and other benefits. Base salary is intended to compensate the CEO competitively relative to the market based on the CEO's level of responsibility and experience and was established based on the peer benchmarking and survey data provided by Equilar. The annual incentive bonus is intended to motivate and reward short-term operational and financial performance and was established based on the peer benchmarking and survey data provided by Equilar. The Special 2019-Related Grant was intended to bring the CEO’s compensation closer to market and serve as a retention tool given that the CEO held relatively little unvested equity awards at the time of grant, most of which were scheduled to vest within the year. The long-term incentive awards granted to the CEO in 2020 are intended to encourage the creation of long-term stockholder value and reward long-term performance through stock- based incentives that vary based on stock price and, in the case of PSUs, the attainment of certain performance metrics. The form and amount of long-term incentive awards granted to the CEO in 2020 were also based on the peer benchmarking and survey data provided by Equilar. The limited perquisites and other benefits provided to the CEO are designed to offer the CEO with benefits that are market-competitive to support our retention objectives.

For 2020, cash compensation (i.e., base salary and annual incentive bonus) paid to the CEO was a 44%/56% mix of base salary and performance-based cash incentives. Excluding the Special 2019-Related Grant, the total compensation paid to the CEO in 2020 was a 33%/67% mix of cash and equity with 100% of the equity compensation "at-risk" (consisting of stock options, PSUs and RSUs with service-based or performance-based vesting conditions). Excluding the Special 2019-Related Grant, 84% of our CEO's compensation in 2020 was "at-risk" (consisting of an annual incentive bonus and stock options, PSUs and RSUs with service-based or performance-based vesting conditions) and 78% of our CEO's equity compensation in 2020 was performance-based (consisting of PSUs with performance-based vesting conditions). The CEO's 2020 performance-based equity awards consisted of PSUs that vest after two years subject to the attainment of specified financial performance metrics and PSUs that vest subject to the attainment of specified stock price performance metrics during a three-year period. Although we granted larger equity awards to the CEO in 2020 relative to prior years to ensure retention in light of Company performance, we designed the majority of these equity awards to be performance-based and "at-risk" consistent with our goal of linking pay with performance.

Agreements with Mr. DiIorio

Pursuant to an Employment Agreement (the "DiIorio Employment Agreement") effective as of November 15, 2017, Mr. DiIorio was named Chief Executive Officer and is entitled to receive a base salary and annual performance-based bonus, based upon satisfaction of performance objectives to be developed by the Compensation Committee. Mr. DiIorio is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee. Mr. DiIorio is considered an “at will” employee, whereby Mr. DiIorio’s employment with the Company may be terminated at any time by either party. Pursuant to the DiIorio Employment Agreement, Mr. DiIorio is also eligible for additional option grants and stock appreciation rights as determined by the Compensation Committee. Mr. DiIorio is subject to a two-year non-solicitation provision for soliciting customers or employees or diverting business from the Company and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business. The DiIorio Employment Agreement contains customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration of Mr. DiIorio’s employment and thereafter.

Under the DiIorio Employment Agreement, Mr. DiIorio’s employment will terminate immediately upon his death or permanent disability. Mr. DiIorio would be entitled to: (i) the unpaid base salary earned for services rendered through the date of his death or permanent disability; (ii) any accrued but unpaid incentive compensation earned in the previous year ("Bonus Amount") as of the date of his death or permanent disability; (iii) the accrued but unpaid paid time off ("PTO") earned through the date of his death or permanent disability; and (iv) the limited death, disability, and/or income continuation benefits. In the event Mr. DiIorio is involuntarily terminated by the Company without "cause" (as defined in the DiIorio Employment Agreement), Mr. DiIorio will be entitled to receive: (i) the unpaid base salary earned for services rendered through the date of such termination; (ii) any accrued and unpaid Bonus Amount; (iii) the accrued but unpaid PTO; (iv) unreimbursed amounts to which he is entitled to reimbursement under the DiIorio Employment Agreement; (v) a severance payment, in an aggregate amount equal to three months of Mr. DiIorio’s then-current base salary; and (vi) three months of COBRA coverage.

Mr. DiIorio received, pursuant to the terms of a Stock Option Agreement by and between the Company and Mr. DiIorio, dated as of November 15, 2017 (the "Stock Option Agreement"), 200,000 stock options from the Company's 2014 Equity Plan, with an exercise price of $2.00. The stock options were granted on November 15, 2017 and will vest monthly over a four-year period and will expire on the fifth anniversary of their grant date. Additionally, in the event of Mr. DiIorio’s involuntary termination by the Company without "cause," that portion of the stock options that by their terms have not become exercisable will become immediately exercisable and, along with any portion of the stock options that have become exercisable prior to the date of such termination, will remain exercisable for three months. If Mr. DiIorio dies while the stock options are outstanding, then the personal representative or beneficiary under his will or in accordance with the laws of inheritance will have the right to exercise vested stock options until the expiration date of the stock options or for 12 months, whichever is earlier. If Mr. DiIorio terminates his employment with the Company voluntarily, unvested stock options will immediately terminate and cease to be exercisable and Mr. DiIorio will have until the expiration date of the stock options or a period of three months to exercise vested stock options, whichever is earlier. If Mr. DiIorio is terminated for "cause," he will be entitled to receive any: (i) unpaid base salary earned for services rendered through the date of his termination; (ii) accrued but unpaid Bonus Amount as of the date of his termination; and (iii) accrued but unpaid PTO earned through the date of his termination. If Mr. DiIorio is terminated for "cause," the stock options will terminate immediately, whether or not then exercisable. The vesting of the stock options may also be accelerated by the Compensation Committee, in its sole discretion.

Under the Stock Option Agreement, in the event of a Change in Control (as defined below), the Committee will take or cause to be taken one or more of the following actions to be effective as of the date of such Change in Control:

(a)    provide that Mr. DiIorio’s options shall be assumed, or equivalent options shall be substituted (“Substitute Options”), by the acquiring or succeeding corporation (or an affiliate thereof), provided that: the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act of 1933, as amended (the “1933 Act”), or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act (collectively, “Registered Securities”), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then Mr. DiIorio will receive upon consummation of the Change in Control transaction a cash payment for the option surrendered equal to the difference between (1) the fair market value of the consideration to be received for each share of Common Stock in the Change in Control transaction times the number of shares of Common Stock subject to the surrendered option, and (2) the aggregate exercise price of the surrendered option; or

(b)    in the event of a transaction under the terms of which the holders of the shares of Common Stock of the Company will receive upon consummation thereof a cash payment (the “Merger Price”) for each share of Common Stock exchanged in the Change in Control transaction, to make or to provide for a cash payment to Mr. DiIorio equal to the difference between (A) the Merger Price times the number of shares of Common Stock under the option (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such shares of Common Stock under the option in exchange for such shares of Common Stock under the option.

For purposes of the Stock Option Agreement, the term “Change in Control” means: (i) the sale of all or substantially all of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity; or (iii) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of fifty percent (50%) or more of the outstanding voting securities of the Company by any person, trust, entity or group.

On March 16, 2017, the Compensation Committee granted Mr. DiIorio options to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $2.15 per share. The options vest in equal monthly installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On September 7, 2017, the Compensation Committee granted Mr. DiIorio options to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $1.98 per share. The options vest in equal annual installments over a three-year period, expire after five years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On August 23, 2018, the Compensation Committee granted Mr. DiIorio options to purchase 200,000 shares of the Company’s Common Stock at the exercise price of $3.18 per share. The options vest in equal annual installments over a three-year period, expire after five years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On February 6, 2020, Mr. DiIorio was awarded 11,300 bonus shares of common stock as an annual incentive award in recognition of his individual performance in 2019.

On May 20, 2020, Mr. DiIorio was granted options to purchase 25,000 shares of the Company’s Common Stock at the exercise price of $11.07 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On May 20, 2020, Mr. DiIorio was awarded 15,000 target-level PSUs for the performance period ending December 31, 2021 and 50% of the PSUs will vest on May 20, 2022 based upon the attainment of specified net revenue measure goals and 50% of the PSUs will vest on May 20, 2022 based on the attainment of specified goals based on the ratio of adjusted earnings before interest, depreciation and amortization to net revenue (“AEBITDA Margin”). The PSUs provide a scale of Common Stock to be issued based on attainment of the applicable performance goal during the performance period, pursuant to which Mr. DiIorio may earn between 0% of the “target” award (if actual performance is achieved below the “threshold” performance goal), to 50% of the “target” award (if actual performance is achieved at or above the “threshold” performance goal) and up to 200% of the “target” award (if actual performance is achieved at or in excess of the “maximum” performance goal). Settlement of the underlying shares of Common Stock will occur following certification of the achievement of the specified performance goals.

On August 24, 2020, the DiIorio Employment Agreement was amended to provide Mr. DiIorio with appropriate market-based terms. Mr. DiIorio’s base salary and annual performance bonus were increased (such bonus remaining subject to the approval of the Compensation Committee), and Mr. DiIorio was given the right to use a Company- leased automobile. A change of control termination provision was added to provide that if Mr. DiIorio is involuntarily terminated without “cause” within two months prior to, or six months following, a “Change of Control” of the Company (such term having the same definition as provided in the Stock Option Agreement as set forth above), Mr. DiIorio would be eligible to receive the same benefits as those provided in the case of an involuntary termination. The amendment also replaces Mr. DiIorio’s former right to receive all accrued but unpaid PTO in the event of a termination upon death or permanent disability, involuntary termination, or termination for “cause” with the right of Mr. DiIorio to be reimbursed for all unreimbursed amounts for customary, ordinary and necessary business expenses incurred by Mr. DiIorio prior to such termination.

On August 24, 2020, Mr. DiIorio received a grant of 20,000 RSUs that will vest as follows: 10,000 one year from the date of the grant and 10,000 two years from the date of the grant, subject to his continued employment through the vesting dates. Settlement of the underlying shares of Common Stock will occur on the vesting date.

On August 24, Mr. DiIorio also receive an additional grant of PSUs in the amount of 180,000 shares. The shares will vest in the amounts as set forth below, and in each case for vesting the Company stock price being the closing price achieved for ten consecutive trading days prior to the applicable expiration date.

Amount of Grant	Restriction on Vesting	Expiration Date
60,000 shares	Stock price of $18.00 per share	Three years from date of grant
60,000 shares	Stock price of $20.00 per share	Three years from date of grant
60,000 shares	Stock price of $22.00 per share	Three years from date of grant

On February 9, 2021, Mr. DiIorio was awarded 8,034 bonus shares of common stock as an annual incentive award in recognition of his individual performance in 2020.

Agreements with Ms. Lachance

Pursuant to an Employment Agreement (the "Lachance Employment Agreement") effective as of October 1, 2019, Ms. Lachance was named Chief Operating Officer and is entitled to receive a base salary and annual performance bonus, based upon satisfaction of performance objectives to be developed by the Compensation Committee. Ms. Lachance is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee. Ms. Lachance is considered an “at will” employee, whereby Ms. Lachance’s employment with the Company may be terminated at any time by either party. Pursuant to the Lachance Employment Agreement, Ms. Lachance is subject to a two-year non-solicitation provision for soliciting customers or employees or diverting business from the Company and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business. The Lachance Employment Agreement contains customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration of Mr. Lachance’s employment and thereafter.

Under the Lachance Employment Agreement, Ms. Lachance’s employment will terminate immediately upon her death or permanent disability. Ms. Lachance would be entitled to: (i) the unpaid base salary earned for services rendered through the date of her death or permanent disability; (ii) any accrued but unpaid Bonus Amount as of the date of her death or permanent disability; (iii) the accrued but unpaid PTO earned through the date of her death or permanent disability; and (iv) the limited death, disability, and/or income continuation benefits. In the event Ms. Lachance is involuntarily terminated by the Company without "cause" (as defined in the Lachance Employment Agreement), Ms. Lachance will be entitled to receive: (i) the unpaid base salary earned for services rendered through the date of such termination; (ii) any accrued and unpaid Bonus Amount; (iii) the accrued but unpaid PTO; (iv) unreimbursed amounts to which she is entitled to reimbursement under the Lachance Employment Agreement; (v) a severance payment, in an aggregate amount equal to three months of Mr. Lachance’s then-current base salary; and (vi) three months of COBRA coverage.

On September 7, 2017, the Compensation Committee granted Ms. Lachance options to purchase 17,500 shares of the Company’s Common Stock at an exercise price of $1.98 per share, of which: (i) 10,000 options will vest in equal annual installments over a two-year period, expire after five years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan; and (ii) 7,500 options will vest in equal annual installments over a three-year period, expire after five years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On April 20, 2018, the Compensation Committee granted Ms. Lachance options to purchase 50,000 shares of the Company’s Common Stock at the exercise price of $2.70 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On July 19, 2018, the Compensation Committee granted Ms. Lachance options to purchase 25,000 shares of the Company’s Common Stock at the exercise price of $3.36 per share. The options vest in equal annual installments over a three-year period, expire after five years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On May 15, 2019, the Compensation Committee granted Ms. Lachance options to purchase 40,000 shares of the Company’s Common Stock at the exercise price of $4.70 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On November 1, 2019, Ms. Lachance was awarded 10,000 RSUs that will vest on November 1, 2021, subject to her continued employment through the vesting date. Settlement of the underlying shares of Common Stock will occur on vesting date.

On February 6, 2020, Ms. Lachance was awarded 5,650 bonus shares of Common Stock as an annual incentive award in recognition of her individual performance in 2019.

On May 20, 2020, Ms. Lachance was granted options to purchase 20,000 shares of the Company’s Common Stock at the exercise price of $11.07 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On May 20, 2020, Ms. Lachance was awarded 10,000 target-level PSUs for the performance period ending December 31, 2021 and 50% of the PSUs will vest on May 20, 2022 based upon the attainment of specified net revenue goals and 50% of the PSUs will vest on May 20, 2022 based on the attainment of specified AEBITDA Margin goals. The PSUs provide a scale of Common Stock to be issued based on attainment of the applicable performance goal during the performance period, pursuant to which Ms. Lachance may earn between 0% of the “target” award (if actual performance is achieved below the “threshold” performance goal), to 50% of the “target” award (if actual performance is achieved below the “threshold” performance goal) and up to 200% of the “target” award (if actual performance is achieved at or in excess of the “maximum” performance goal). Settlement of the underlying shares of Common Stock will occur following certification of the achievement of the specified performance goals.

On February 9, 2021, Ms. Lachance was awarded 4,017 bonus shares of Common Stock as an annual incentive award in recognition of her individual performance in 2020.

On March 1, 2021, Ms. Lachance was awarded 50,000 RSUs that will vest on March 1, 2024 subject to her continued employment through the vesting date. Settlement of the underlying shares of Common Stock will occur on vesting date.

Agreement with Mr. Steele

Pursuant to an Employment Agreement (the “Steele Employment Agreement”) dated March 11, 2020, Mr. Steele is entitled to receive a base salary and annual performance bonus, based upon satisfaction of performance objectives to be developed by the Compensation Committee. Mr. Steele is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee.

Mr. Steele is considered an “at will” employee, whereby Mr. Steele’s employment with the Company may be terminated at any time by either party. Pursuant to the Steele Employment Agreement, Mr. Steele is subject to a two-year non-solicitation provision for customers or diverting business from the Company, and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business. The Steele Employment Agreement contains customary confidentiality, non-disparagement protection of Company proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration Mr. Steele’s employment and thereafter.

Under the Steele Employment Agreement, if Mr. Steele’s employment is terminated for any reason, including, but not limited to death or permanent disability, Mr. Steele would be entitled to (i) the unpaid base salary, vacation, benefits and other compensation accrued for services rendered through the date of termination, and (ii) any accrued but unpaid incentive compensation earned in respect of the immediately preceding calendar year.

On March 18, 2020, Mr. Steele was awarded 30,000 RSUs that will vest on March 18, 2023, subject to his continued employment through the vesting date. Settlement of the underlying shares of Common Stock will occur on vesting date.

On March 18, 2020, Mr. Steele was granted options to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $6.82 per share. The options vest in equal annual installments over a three-year period, expire after five years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On May 20, 2020, Mr. Steele was granted options to purchase 15,000 shares of the Company’s Common Stock at the exercise price of $11.07 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On May 20, 2020, Mr. Steele was awarded 7,500 target-level PSUs for the performance period ending December 31, 2021 and 50% of the PSUs will vest on May 20, 2022 based upon the attainment of specified net revenue goals and 50% of the PSUs will vest on May 20, 2022 based on the attainment of specified AEBITDA Margin goals. The PSUs provide a scale of Common Stock to be issued based on attainment of the applicable performance goal during the performance period, pursuant to which Mr. Steele may earn between 0% of the “target” award (if actual performance is achieved below the “threshold” performance goal), to 50% of the “target” award (if actual performance is achieved at or above the “threshold” performance goal) and up to 200% of the “target” award (if actual performance is achieved at excess of the “maximum” performance goal). Settlement of the underlying shares of Common Stock will occur following certification of the achievement of the specified performance goals.

On February 9, 2021, Mr. Steele was awarded 2,678 bonus shares of common stock as an annual incentive award in recognition of his individual performance in 2020.

Restricted Stock Unit, Performance Stock Unit and Option Agreements

Each of the named executive officers of the Company holds RSUs, PSUs and options, the terms of which are governed by applicable award agreements, unless otherwise modified by their respective employment agreements as described above. Under the terms of these agreements, in the event the grantee’s employment with the Company terminates prior the vesting of any RSUs, PSUs or options, such awards will be forfeited by the grantee and no benefits will be payable with respect to such forfeited awards. Notwithstanding the foregoing, in the event of a “change in control” (as defined in the agreements), the Compensation Committee will provide that any unvested RSUs or options will be assumed, or equivalent RSUs or options will be substituted (“Substitute Award”) by the acquiring or succeeding corporation (or an affiliate thereof), provided that the shares of stock issuable upon the payment of such Substitute Award constitute securities registered in accordance with the Securities Act of 1933, as amended, or such securities are exempt from such registration. In the alternative, if the securities issuable upon the payment of such Substitute Award will not meet the requirements in the preceding sentence or, in the case of unvested options, the holders of shares of Common Stock will receive cash in the transaction, then the grantee will receive upon consummation of the “change in control” transaction a cash payment for: (i) unvested RSUs surrendered equal to the fair market value of the consideration to be received for each share of Common Stock in the “change in control” transaction times the number of shares of Common Stock underlying the unvested RSUs; (ii) unvested options surrendered an amount equal to the difference between the fair market value of the consideration to be received for each share of Common Stock in the “change in control” transaction times the number of shares of Common Stock underlying the unvested options and the aggregate exercise price of the surrendered options. In the event of a “change of control” transaction, any outstanding PSUs will vest as if the target performance goal of the applicable performance measure was achieved on the effective date of the change of control.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020 with respect to compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance:

		Number of securities to be issued upon exercise of outstanding options and rights ( a )	Weighted Average Exercise Price of options and rights ( b )	Number of securities remaining available for future issuance under equity compensation plans (excluding securites reflected in column (a)) (2) ( c )

Plan Category:

Equity compensation plans approved by security holders:	(1)
2014 Plan		2,341,848	$5.09	417,477
Total		2,341,848	$5.09	417,477

(1)

This amount includes 0.4 million shares of common stock issuable upon the vesting of certain restricted stock awards and performance-based restricted stock units and 1.9 million shares of common stock issuable upon the exercise of vested stock option awards.

(2)

Includes 2.0 million shares authorized as part of our 2014 Annual Meeting of Stockholders held in May 2014, 1.0 million shares authorized as part of our 2018 Annual Meeting of Stockholders held in August 2018 and 1.0 million shares authorized as part of our 2019 Annual Meeting of Stockholders held in May 2019, less just under 3.6 million shares that were made available to certain employees, directors and others.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 22, 2021 in each case including shares of Common Stock which may be acquired by such persons within 60 days of such date, by:

●

each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

●	each of the Company’s named executive officers, directors and nominees; and

●	all of the Company’s current executive officers and directors as a group.

Name of Beneficial Owners	Number of Shares	Percent**
AWM Investment Company, Inc. (1)	2,000,000	9.8%
Christopher Sansone/Sansone Advisors, LLC (2)	1,873,034	9.2%
Richard DiIorio (3)	666,221	3.2%
Scott Shuda/Meridian OHC Partners, LP (4)	638,656	3.1%
Carrie Lachance (5)	202,456	*
Gregg Lehman (6)	184,167	*
Darrell Montgomery (7)	125,000	*
Paul Gendron (8)	72,000	*
Barry Steele (9)	41,326	*
All directors and officers as a group (11 individuals) (10)	3,949,604	18.2%

*    Less than 1%

** Based on 20,357,850 shares of Common Stock outstanding as of March 22, 2021. Shares of Common Stock subject to options held by any person that are currently exercisable or are exercisable within 60 days of March 22, 2021 are deemed outstanding for purposes of computing the percentage ownership of such person but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(1)

Based solely on a review of Schedule 13G filed on September 9, 2019 by AWM Investment Company, Inc. (“AWM”), which is the investment advisor to Special Situations Life Sciences Fund, L.P. (“SSLS”). The aggregate number of shares beneficially held by these entities is 2,000,000. The business address of AWM is 527 Madison Avenue, Suite 2600, New York, New York 10022.

(2)

Sansone Advisors, LLC, Sansone Capital Management, LLC and Christopher Sansone, which each have shared voting and dispositive power over 1,773,034 shares of Common Stock, and Sansone Partners, LP, which has shared voting and dispositive power over 1,773,034 shares of Common Stock. The reported securities may also be deemed to be indirectly beneficially owned by Mr. Christopher Sansone as the managing member of the Investment Manager and the General Partner. Accordingly, Mr. Sansone holds voting and dispositive power over 1,773,034 shares of Common Stock held by Sansone Advisors, LLC and 100,000 shares of Common Stock that may be acquired by Mr. Sansone upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2021. The address for each party is 151 Bodman Place, Suite 100, Red Bank, New Jersey 07701.

(3)

Represents 184,554 shares of Common Stock held directly and 481,667 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2021.

(4)

Based solely on a review of Form 4 filed on December 9, 2020 by Meridian OHC Partners, LP. ("Meridian"), Meridian TSV II, LP ("Meridian TSV"), TSV Investment Partners, LLC ("TSV"), BlueLine Capital Partners II, LP ("Blue Line Capital") and Blue Line Partners, LLC ("Blue Line"). The aggregate number of shares beneficially held by these entities is 478,592. Mr. Shuda also owns 15,064 shares of Common Stock. Mr. Shuda serves as the Managing Director of TSV, which is the sole general partner of Meridian. Accordingly, Mr. Shuda holds voting and dispositive power over 493,656 shares of Common Stock and 145,000 shares of Common Stock that may be acquired by Mr. Shuda upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2021. The business address of Meridian is 425 Weed Street, New Canaan, Connecticut 06840.

(5)

Represents 84,956 shares of Common Stock held directly and 117,500 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2021.

(6)

Represents 346 shares of Common Stock held directly and 183,821 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2021.

(7)

Represents 25,000 shares of Common Stock held directly and 100,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2021.

(8)

Represents 22,000 shares of Common Stock held directly and 50,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2021.

(9)

Represents 19,659 shares of Common Stock held directly and 21,667 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2021.

(10)

Represents 366,312 shares of Common Stock held directly, 2,251,971 shares held indirectly, 1,352,500 shares that may be acquired upon the exercise of options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of March 22, 2021. Business address for each of the directors and executive officers is c/o InfuSystem Holdings, Inc., 3851 W. Hamlin Road Rochester Hills, Michigan 48309.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company's Board of Directors and Audit Committee are responsible for reviewing and approving all transactions involving the Company and "related parties" (generally, directors, executive officers and stockholders owning five percent or greater of the Company's outstanding stock and their immediate family members). The Board of Directors and Audit Committee approve all related party transactions in advance. The Board of Directors and Audit Committee consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Board of Directors or the Audit Committee will participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The Board of Directors and Audit Committee will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined in good faith. The Board of Directors and Audit Committee will review all related party transactions annually to determine whether it continues to be in the Company's best interests.

Related Party Transactions

The Company does not have any related party transactions required to be reported under Item 404(d) of Regulation S-K.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2020. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of the Company’s consolidated financial statements.

In fulfilling its responsibilities, the Audit Committee appointed independent registered public accounting firm BDO USA, LLP (the “Auditor”) for the fiscal year ended December 31, 2020. The Audit Committee reviewed and discussed with the Auditor the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed the Company’s audited consolidated financial statements and the adequacy of the Company’s internal controls with management and with the Auditor. The Audit Committee met with the Auditor, without management present, to discuss the results of the Auditor’s audits and the overall quality of the Company’s financial reporting.

The Audit Committee monitored the independence and performance of the Auditor, as well as discussed with the Auditor the matters required to be discussed by applicable rules of the Public Company Accounting Oversight Board, or PCAOB. The Auditor has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the Auditor’s communications with the Audit Committee regarding independence and the Audit Committee has discussed Auditors’ independence with the Auditor and management. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

The Audit Committee has the sole authority to appoint the independent registered public accounting firm. As discussed in Proposal 4, the Audit Committee has determined that it is in the best interests of the Company and its stockholders to recommend that the Board of Directors ask the stockholders, at the Annual Meeting, to ratify the appointment of the Auditor, as its independent registered public accounting firm for the fiscal year ending December 31, 2021.

The Audit Committee

Paul Gendron, Chairman
Darrell Montgomery
Christopher Sansone

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and 2019 by BDO USA, LLP (“BDO”), the Company’s current independent registered public accounting firm.

Audit Fees

There were $515,122 and $569,330 in audit fees billed by BDO for the fiscal years ended December 31, 2020 and 2019, respectively. These fees were for professional services rendered for audits of annual consolidated financial statements for the years ended December 31, 2020 and 2019 and for reviews of the Company’s quarterly reports on Form 10-Q and proxy statement.

Audit-Related Fees

There were $23,500 and $23,690 in 401(k) audit-related fees.

Tax Fees

BDO billed $139,651 and $90,897 for tax fees for the fiscal years ended December 31, 2020 and 2019, respectively. Tax fees billed were for professional services rendered in connection with tax compliance, tax advice and tax planning.

All Other Fees

There were no other fees for the fiscal years ended December 31, 2020 and 2019.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and set of procedures for pre-approving all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The policy requires pre-approval of all services rendered by the Company’s independent registered public accounting firm either as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case-by-case basis. All of the audit and non-audit services described herein were pre- approved by the Audit Committee.

The services provided for 2020 and 2019 were for audit services, audit related services and tax services, as described above.

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL STOCKHOLDERS MEETING

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2022 Annual Stockholders Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s Secretary at the Company’s principal executive offices located at 3851 Hamlin Road, Rochester Hills, Michigan 48309 no later than December 6, 2021.

Stockholder proposals that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws, which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 3851 Hamlin Road, Rochester Hills, Michigan 48309 no earlier than 90 days (February 17, 2022) and no later than 60 days (March 19, 2022) prior to the anniversary date of the 2021 Annual Meeting or they will be considered untimely.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Computershare Investor Services, P.O. Box 505000 Louisville, KY 40223-5000 (regular mail), Computershare Investor Services 462 South 4th Street Suite 1600 Louisville, KY 40202 (Overnight mail); or by telephone at 1-800-522-6645. If your stock is held through a broker, bank or other nominee and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker, bank or other nominee. Conversely, multiple stockholders sharing a single address may request delivery of a single copy of proxy statements or annual reports in the future by contacting, in the case of registered stockholders, Computershare, Investor Services, P.O. Box 505000 Louisville, KY 40223-5000 (regular mail), Computershare Investor Services 462 South 4th Street Suite 1600 Louisville, KY 40202 (overnight mail); or by telephone at 1-800-522-6645, or, in the case of stockholders holding their stock though a broker, bank or other nominee, by contacting such broker, bank or other nominee.

GENERAL

Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote on these other matters in their discretion, subject to compliance with Rule 14a-4(c) under the Exchange Act.

A copy of the Company’s most recent Annual Report on Form 10-K and Code of Business Conduct and Ethics Policy is available on the Company’s website at www.infusystem.com or can be made available without charge upon written request to: InfuSystem Holdings, Inc. 3851 W. Hamlin Road, Rochester Hills, Michigan 48309, Attn: Corporate Secretary.

OTHER INFORMATION

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this proxy statement, the notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

●	Forwarding printed proxy materials by mail to beneficial owners; and

●	Obtaining beneficial owners’ voting instructions.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

(Regular Mail)
Computershare Investor Services

P.O. BOX 505000
Louisville, KY 40233-5000

(Overnight Mail):
Computershare Investor Services
462 South 4th Street

Suite 1600

Louisville, KY 40202

Stockholders Call Toll-Free at: +1 (800) 522-6645

BY ORDER OF THE BOARD OF DIRECTORS

Jeanie Latz
Corporate Secretary
InfuSystem Holdings, Inc.

APPENDIX A

GAAP TO NON-GAAP RECONCILIATION (UNAUDITED)

NET INCOME TO ADJUSTED EBITDA:

	Twelve Months Ended
	December 31,
(in thousands)	2020	2019
GAAP net income Adjustments:	17,332	1,361
Interest expense	1,255	1,904
Income tax (benefit) provision	(9,789)	163
Depreciation	9,740	7,940
Amortization	4,285	4,402
Non-GAAP EBITDA	$22,823	$15,770
Stock compensation costs	2,610	997
Expense in connection with the corporate office lease	-	252
Office move expenses	17	258
Early termination fees for capital leases	-	190
Shareholder costs	30	23
Management reorganization/transition costs	521	76
Fees to integrate business of other provider	-	163
Certain other non-recurring costs	220	491
Non-GAAP Adjusted EBITDA	$26,221	$18,220
GAAP Net Revenues	$97,388	$81,115
Non-GAAP Adjusted EBITDA Margin	26.9%	22.5%

Non-GAAP Adjusted EBITDA Margin is defined as Non-GAAP Adjusted EBITDA as a percentage of GAAP Net Revenues.

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. The Company believes that these non-GAAP financial measures provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP, and similarly titled non-GAAP measures may be calculated differently by other companies. The Company calculates those non-GAAP measures by adjusting for non-recurring items that are not part of the normal course of business and that the Company’s management does not believe will have similar comparable year- over-year items or for non-operating items. A reconciliation of those measures to the most directly comparable GAAP measures is provided above.

APPENDIX B
2021 EQUITY INCENTIVE PLAN

SECTION 1.	PURPOSE OF THE PLAN

The name of this plan is the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (the "Plan"). The purposes of the Plan are to advance the interest of InfuSystem Holdings, Inc. (the "Company") and its stockholders by (i) enabling the Company and any Affiliate to attract and retain the types of Employees, Consultants, and Directors who will contribute to the Company's long range success; (ii) provide incentives that align the interests of Employees, Consultants and Directors with those of the stockholders of the Company; and (iii) promote the success of the Company's business.

SECTION 2.	ELIGIBILITY AND AWARDS

2.1.    Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants, and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

2.2.    Available Awards. Awards that may be granted under the Plan include: (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Awards, (v) Performance Share Awards, (vi) Cash Awards, and (vii) Other Equity-Based Awards.

SECTION 3.         DEFINITIONS

3.1.    "Affiliate" means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

3.2.    "Applicable Laws" means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

3.3.    "Award" means any right granted under the Plan, including an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Cash Award, or an Other Equity-Based Award.

3.4.    "Award Agreement" means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

3.5.    "Board" means the Board of Directors of the Company, as constituted at any time.

3.6.    "Cash Award" means an Award denominated in cash that is granted under Section 11 of the Plan.

3.7.    "Cause" has the meaning ascribed to such term in the Company's employee handbook, as may be amended from time to time. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

3.8.    "Change in Control" means:

(a)    One Person (or more than one Person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than fifty percent (50%) of the total fair market value or total voting power of the Company's stock and acquires additional stock;

(b)    One person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company's stock possessing thirty-five percent (35%) or more of the total voting power of the stock of such corporation; or

(c)    One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

3.9.    "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

3.10.    "Committee" means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 4.3 and Section 4.4.

3.11.    "Common Stock" means the common stock of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

3.12.    "Company" means InfuSystem Holdings, Inc. a Delaware corporation, and any successor thereto.

3.13.    "Consultant" means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

3.14.    "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

3.15.   "Deferred Stock Units (DSUs)" has the meaning set forth in Section 9.2(b) hereof.

3.16.   "Director" means a member of the Board.

3.17.    "Disability" means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 7.11 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 7.11 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

3.18.    "Disqualifying Disposition" has the meaning set forth in Section 18.12.

3.19.    "Effective Date" shall mean May 18, 2021, the date that the Company's shareholders approve this Plan if such shareholder approval occurs before the first anniversary of the date the Plan is adopted by the Board.

3.20.    "Employee" means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

3.21.    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

3.22.    "Fair Market Value" means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

3.23.    "Fiscal Year" means the Company's fiscal year.

3.24.    "Free Standings Rights" has the meaning set forth in Section 8.

3.25.    "Grant Date" means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

3.26.    "Incentive Stock Option" means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

3.27.    "Non-Employee Director" means a Director who is a "non-employee director" within the meaning of Rule 16b-3.

3.28.    "Nonqualified Stock Options" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

3.29.    "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

3.30.   "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

3.31.    "Option Exercise Price" means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

3.32.    "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

3.33.    "Other Equity-Based Award" means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 11 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

3.34.    "Participant" means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

3.35.    "Performance Goals" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

3.36.    "Performance Period" means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Share Award or a Cash Award.

3.37.    "Performance Share" means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

3.38.   "Performance Share Award" means any Award granted pursuant to Section 9 hereof.

3.39.    "Permitted Transferee" means: a member of the Optionholder's immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than fifty percent (50%) of the voting interests.

3.40.   "Person" means a person as defined in Section 13(d)(3) of the Exchange Act.

3.41.    "Plan" means this InfuSystem Holdings, Inc. 2021 Equity Incentive Plan, as amended and/or amended and restated from time to time.

3.42.   "Related Rights" has the meaning set forth in Section 8.

3.43.   "Restricted Award" means any Award granted pursuant to Section 9.

3.44.   "Restricted Period" has the meaning set forth in Section 9.

3.45.    "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b- 3, as in effect from time to time.

3.46.    "Securities Act" means the Securities Act of 1933, as amended.

3.47.    "Stock Appreciation Right" means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

3.48.   "Stock for Stock Exchange" has the meaning set forth in 7.5.

3.49.   "Substitute Award" has the meaning set forth in Section 5.6.

3.50.    "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.51.   "Total Share Reserve" has the meaning set forth in Section 5.1.

SECTION 4.	ADMINISTRATION

4.1.    Authority of Committee. The Plan shall be administered by the Committee or, in the Board's sole discretion, by the Board. Subject to the terms of the Plan, the Committee's charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)      to construe and interpret the Plan and apply its provisions;

(b)     to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)     to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)     to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve "insiders" within the meaning of Section 16 of the Exchange Act;

(e)     to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)     from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;

(g)     to determine the number of shares of Common Stock to be made subject to each Award;

(h)     to determine whether each Option is to be an Incentive Stock Option or a Nonqualified Stock Option;

(i)     to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)     to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

(k)     to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award or creates or increases a Participant's federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant's consent;

(l)     to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company's employment policies;

(m)     to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(n)     to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o)    to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, stockholder approval shall be required before the repricing is effective.

4.2.    Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

4.3.    Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

4.4.    Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

4.5.    Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

SECTION 5.	SHARES SUBJECT TO THE PLAN

5.1.    Total Share Reserve. Subject to adjustment in accordance with Section 15, no more than two million five hundred thousand (2,500,000) shares of Common Stock plus the number of shares of Common Stock underlying any award granted under the InfuSystem Holdings, Inc. 2014 Equity Plan that expires, terminates or is canceled or forfeited under the terms of the InfuSystem Holdings, Inc. 2014 Equity Plan shall be available for the grant of Awards under the Plan (the "Total Share Reserve"). Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

5.2.    Source of Shares. Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

5.3.    ISO Limit. Subject to adjustment in accordance with Section 15, no more than two million five hundred thousand (2,500,000) shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the "ISO Limit").

5.4.    Non-Employee Director Limit. The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during the Fiscal Year shall not exceed a total value of five hundred thousand dollars ($500,000) (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

5.5.    Share Recycling. Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Any shares of Common Stock that again become available for future grants pursuant to this Section 5.5 shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights and as two (2) shares if such shares were subject to other Awards. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (i) shares tendered in payment of an Option, (ii) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (iii) shares covered by a stock- settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

5.6.    Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines ("Substitute Awards"). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

SECTION 6.	ELIGIBILITY

6.1.    Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

6.2.    Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

SECTION 7.	OPTIONS PROVISIONS

7.1.    Options. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

7.2.    Term. Subject to the provisions of Section 6.2 regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date. The term of a Nonqualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date.

7.3.    Exercise Price of an Incentive Stock Options. Subject to the provisions of Section 6.2 regarding Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

7.4.    Exercise Price of a Nonqualified Stock Option. The Option Exercise Price of each Nonqualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Nonqualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

7.5.    Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a "Stock for Stock Exchange"); (ii) a "cashless" exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

7.6.    Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

7.7.    Transferability of a Nonqualified Stock Option. A Nonqualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Nonqualified Stock Option does not provide for transferability, then the Nonqualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

7.8.    Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

7.9.    Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder's Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

7.10.    Extension of Termination Date. An Optionholder's Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system or the trading restrictions imposed by the Company in accordance with its securities trading policies governing trades by Directors, Employees, or Consultants, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option in accordance with Section 7.1 or (ii) the expiration of a period after termination of the Participant's Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements or the Company's trading restrictions.

7.11.    Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

7.12.    Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder's Continuous Service terminates as a result of the Optionholder's death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death or (ii) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

7.13.    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

SECTION 8.	STOCK APPRECIATION RIGHTS

8.1.    Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone ("Free Standing Rights") or in tandem with an Option granted under the Plan ("Related Rights").

8.2.    Grant Requirements for Related Right. Any Related Right that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

8.3.    Term of Stock Appreciation Rights. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

8.4.    Vesting. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

8.5.    Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

8.6.    Exercise Price. The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 8.2 are satisfied.

8.7.    Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

SECTION 9.	RESTRICTED AWARDS

9.1.    Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock ("Restricted Stock") or hypothetical Common Stock units ("Restricted Stock Units") having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period") as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

9.2.   Restricted Stock and Restricted Stock Units.

(a)    Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends;

(b)    The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement ("Deferred Stock Units"). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock ("Dividend Equivalents"). Dividend Equivalents shall be paid currently (and in no case later than the end of the calendar year in which the dividend is paid to the holders of the Common Stock or, if later, the 15th day of the third month following the date the dividend is paid to holders of the Common Stock).

9.3.   Restrictions.

(a)    Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (ii) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (iii) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (iv) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(b)    Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (i) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (ii) such other terms and conditions as may be set forth in the applicable Award Agreement.

(c)    The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

9.4.    Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

9.5.    Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9.3 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share). Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit ("Vested Unit"); provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

9.6.    Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

SECTION 10.	PERFORMANCE SHARE AWARDS

10.1.    Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 10, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

10.2.    Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

SECTION 11.	OTHER EQUITY-BASED AWARDS AND CASH AWARDS

The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine.

SECTION 12.	SECURITIES LAW COMPLIANCE

Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (ii) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

SECTION 13.	USE OF PROCEEDS FROM STOCK

Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

SECTION 14.	MISCELLANEOUS

14.1.    Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

14.2.    Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 15 hereof.

14.3.    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause or (ii) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

14.4.    Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (i) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

14.5.    Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

SECTION 15.	ADJUSTMENTS UPON CHANGES IN STOCK

In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, the maximum number of shares of Common Stock subject to all Awards stated in Section 5 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 15, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 15 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Nonqualified Stock Options, ensure that any adjustments under this Section 15 will not constitute a modification of such Nonqualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 15 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

SECTION 16.	EFFECT OF CHANGE IN CONTROL

16.1.    Effect of a Change in Control. Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a)    In the event of a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to one hundred percent (100%) of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to one hundred percent (100%) of the outstanding shares of Restricted Stock or Restricted Stock Units.

(b)    With respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Awards in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee's determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable "target" levels of performance have been attained, or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

16.2.    Committee's Discretion in the event of Change in Control. In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least ten (10) days' advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

16.3.    Obligations Binding on Successor. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

SECTION 17.	AMENDMENT OF PLAN AND AWARDS

17.1.    Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 15 relating to adjustments upon changes in Common Stock and Section 17.3, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

17.2.    Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

17.3.    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith. Any change to the definition of Cause in the Company's employee handbook shall not be considered to be an amendment of this Plan or an amendment of any Award Agreement granted under this Plan requiring Participant consent under Section 17.4 or Section 17.5 of this Plan.

17.4.    No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

17.5.    Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

SECTION 18.	GENERAL PROVISIONS

18.1.    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant's Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

18.2.    Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time ("Clawback Policy"). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

18.3.    Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

18.4.    Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

18.5.    Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

18.6.    Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

18.7.    Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 15.

18.8.    Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, thirty (30) days shall be considered a reasonable period of time.

18.9.    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

18.10.    Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

18.11.    Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

18.12.    Disqualifying Dispositions. Any Participant who shall make a "disposition" (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a "Disqualifying Disposition") shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

18.13.    Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 18.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

18.14.    Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.

18.15.   Expenses. The costs of administering the Plan shall be paid by the Company.

18.16.    Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

18.17.    Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

18.18.    Non-Uniform Treatment. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

SECTION 19.	EFFECTIVE DATE OF THE PLAN.

The Plan shall become effective as of the Effective Date.

SECTION 20.	TERMINATION OR SUSPENSION OF THE PLAN.

The Plan shall terminate automatically on the tenth anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 17.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

SECTION 21.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state's conflict of law rules.

As adopted by the Board of Directors of InfuSystem Holdings, Inc. on March 15, 2021.

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InfuSystem® VOTE

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2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed; FOR Proposals 2, 3 and 4.

1. Election of Directors:

01 - Richard DiIorio	02 - Paul Gendron	03 - Carrie Lachance	04 - Gregg Lehman
05 - Darrell Montgomery	06 - Christopher Sansone	07 - Scott Shuda	

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. Approval, on an advisory basis, of the Company's executive compensation.	☐	☐	☐
3. Approval of the 2021 Equity Incentive Plan.	☐	☐	☐
4. Ratification of the appointment of BDO USA, LLP as the registered independent public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03F71C

The 2021 Annual Meeting of Shareholders of InfuSystem Holdings, Inc. will be held on Tuesday, May 18, 2021 at 9:00 a.m., Eastern Time, virtually via the internet at www.meetingcenter.io/272940211.

To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — INFU2021.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 2021 Annual Report are available at:
http://www.InfuSystem.com

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Proxy — INFUSYSTEM HOLDINGS, INC.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 18, 2021

The undersigned hereby appoints Scot Hill and Jeanie Latz and each of them, as proxies, each with full power of substitution, for and on behalf of the undersigned and authorizes them to represent and to vote, as directed and permitted herein, all shares of InfuSystem Holdings, Inc. Common Stock held of record by the undersigned at the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. to be held virtually via the internet at www.meetingcenter.io/272940211 on Tuesday, May 18, 2021 at 9:00 a.m. (EST), and at any adjournments or postponements thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned stockholder.

This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED, (II) FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY'S EXECUTIVE COMPENSATION, (III) FOR APPROVAL OF THE 2021 EQUITY INCENTIVE PLAN AND (IV) FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021. IF ANY OTHER MATTERS COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PERSONS NAMED AS PROXIES WILL VOTE IN THEIR DISCRETION.**

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.